PVH CORP.

3.125% SENIOR NOTES DUE 2027

INDENTURE
Dated as of December 21, 2017

U.S. BANK NATIONAL ASSOCIATION
Trustee
ELAVON FINANCIAL SERVICES DAC, UK BRANCH
Paying Agent and Authenticating Agent
ELAVON FINANCIAL SERVICES DAC
Transfer Agent and Registrar

EXHIBITS
Exhibit A FORM OF SECURITY

INDENTURE, dated as of December 21, 2017, among PVH Corp., a Delaware corporation (the "Company"), U.S. Bank National Association, a national banking association, as trustee (the "Trustee"), Elavon Financial Services DAC, UK Branch, as Paying Agent and Authenticating Agent, and Elavon Financial Services DAC, as Transfer Agent and Registrar.
The Company has duly authorized the execution and delivery of this Indenture (as defined herein) to provide for the issuance of €600,000,000 aggregate principal amount of its 3.125% Senior Notes due 2027 (the "Initial Securities" and, together with any Additional Securities (as defined herein), the "Securities") to be issued as provided in this Indenture.
For and in consideration of the premises and purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Securities as follows:
ARTICLE 1.
DEFINITIONS AND INCORPORATION
 BY REFERENCE
Section 1.01 Definitions.
"2023 Debentures" means the Company's 7¾% Debentures due 2023 issued under an indenture dated as of November 1, 1993 between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, as amended, amended and restated, replaced, supplemented or otherwise modified from time to time.
"2023 Permitted Liens" means Liens securing the Obligations in respect of the 2023 Debentures.
"Additional Assets" means:
(1)	any business, assets, property or capital expenditures used or useful in a Related Business;
(2)
the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by (including by merger with or into or consolidation with) the Company or another Subsidiary; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary;
provided, however, that any such Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.
"Additional Securities" means any additional 3.125% Senior Notes due 2027 issued from time to time after the Issue Date under the terms of this Indenture other than pursuant to Sections 2.08, 2.09, 2.12 or 9.05 of this Indenture.
"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
"Agent" means any Registrar, Transfer Agent or Paying Agent.
"Applicable Premium" means, with respect to any Security on any Redemption Date, as provided by the Company, the excess, if any, of (1) the present value at such Redemption Date of the remaining scheduled payments of principal and interest due on the Security (but excluding accrued and unpaid interest, if any, to but not including the Redemption Date), discounted to the Redemption Date on a semi-annual basis (ACTUAL/ACTUAL (ICMA)) using a discount rate equal to the Bund Rate, determined as of such Redemption Date, plus 50 basis points, over (2) the principal amount of such Security on such Redemption Date.
"Asset Disposition" means (i) an Asset Swap or (ii) any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:
(1)	any shares of Capital Stock of a Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary);
(2)	all or substantially all the assets of any division or line of business of the Company or any Subsidiary; or
(3)	any other assets of the Company or any Subsidiary outside of the ordinary course of business of the Company or such Subsidiary;
other than, in the case of clauses (1), (2) and (3) above,
(A)	a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Subsidiary (other than a Securitization Subsidiary);
(B)	any disposition of assets with a fair market value of less than $10.0 million;
(C)
disposals of obsolete, damaged or worn out equipment or property or property that is no longer useful in the conduct of the Company's or any Subsidiary's business and that, in either case, is disposed of in the ordinary course of business;

(D)	any disposition of accounts receivable, licensing royalties and related assets to or of a Securitization Subsidiary pursuant to a Qualified Securitization Transaction;
(E)
the sale of any property in a Sale/Leaseback Transaction within 12 months of the acquisition of such property in an amount at least equal to the cost of such property and for consideration that is at least 75% in the form of cash or cash equivalents;

(F)	the disposition of accounts receivable in connection with receivables factoring arrangements in the ordinary course of business;
(G)	any disposition of cash or Temporary Cash Investments in the ordinary course of business;
(H)	any lease, assignment, or sublease in the ordinary course of business which does not materially interfere with the business of the Company and its Subsidiaries taken as a whole;
(I)
any grant of any license of patents, trademarks, know-how or any other intellectual property in the ordinary course of business which does not materially interfere with the business of the Company and its Subsidiaries taken as a whole (for the avoidance of doubt, other than perpetual licenses of any material intellectual property); and

(J)
the sale or discounting, in each case without recourse and in the ordinary course of business, of accounts receivable arising in the ordinary course of business (x) which are overdue, or (y) which the Company or any Subsidiary, as applicable, may reasonably determine are difficult to collect but only in connection with the compromise or collection thereof consistent with prudent business practice (and not as part of any bulk sale or financing of receivables).

"Asset Swap" means any exchange of property or assets of the Company or any Subsidiary (including shares of Capital Stock of a Subsidiary) for property or assets of another Person (including shares of Capital Stock of a Person whose primary business is a Related Business) that are intended to be used by the Company or any Subsidiary in a Related Business, including, to the extent necessary to equalize the value of the assets being exchanged, cash of any party to such asset swap.
"Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).
"Bankruptcy Law" means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.
"Board of Directors" means the board of directors of the Company (or any duly authorized committee thereof).
"Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution, such action may be taken by any committee, officer or employee of the Company authorized to take such action by a Board Resolution.
"Borrowing Base" means, as of any date of determination, an amount equal to the sum without duplication of (x) 85% of the book value of the accounts receivable of the Company and its Subsidiaries on a consolidated basis and (y) 65% of the book value of the inventory of the Company and its Subsidiaries on a consolidated basis, in each case as of the most recently ended fiscal quarter of the Company preceding such date of determination (calculated on a pro forma basis to reflect all transactions consummated since the end of the most recently ended fiscal quarter of the Company and on or prior to such date of determination).
"Bund Rate" means, with respect to any Redemption Date, the rate per annum equal to the annual equivalent yield to maturity of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such Redemption Date.
"Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day when banking institutions are authorized or obligated by law or executive order to be closed in New York City or London or, for any place of payment outside of New York City or London, in such place of payment.
"Capital Lease Obligation" means an Obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, the amount of Indebtedness represented by which shall be the capitalized amount of such Obligation determined in accordance with GAAP and the Stated Maturity of which shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.10, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.
"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
"Cash Management Agreement" means any agreement or arrangement to provide treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer (including automated clearinghouse transfer services) or other cash management services.
"Change of Control" means any of the following events:
(1)
the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity"), if such person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of the parent entity);

(2)	the date the Continuing Directors cease for any reason to constitute a majority of the board of directors of the Company then in office; or
(3)	the adoption of a plan relating to the liquidation or dissolution of the Company.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (1) above if (a) the Company becomes a direct or indirect wholly owned Subsidiary of a Person and (b)(i) the direct or indirect holders of the Voting Stock of such Person immediately following that transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to that transaction or (ii) immediately following that transaction no Person (other than a Person satisfying the requirements of this sentence) is the owner, directly or indirectly, of more than 50% of the Voting Stock of such Person.
"Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Event.
"CK Amount" for any period means the Design Services Purchase Payments (as defined in the CK Purchase Agreement) paid or payable by the Company or any of its Subsidiaries to Mr. Calvin Klein or the Klein Heirs (as defined in the CK Purchase Agreement) for such period pursuant to the CK Purchase Agreement.
"CK Purchase Agreement" means the Stock Purchase Agreement, dated as of December 17, 2002, among the Company, Calvin Klein, Inc., Calvin Klein (Europe), Inc., Calvin Klein (Europe II) Corp., Calvin Klein Europe S.r.l., CK Service, Calvin Klein, Barry Schwartz, Trust for the Benefit of the Issue of Calvin Klein, Trust for the Benefit of the Issue of Barry Schwartz, Stephanie Schwartz-Ferdman and Jonathan Schwartz (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time).
"CK Service" means CK Service Corporation, a Delaware corporation.
"CKI" means Calvin Klein, Inc., a New York corporation.
"CKI Agreement and Assignment" means that certain Agreement and Assignment, dated February 12, 2003, among the Company, CKI, Mr. Klein and certain other parties signatory thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time).
"CKI Agreements" means the CK Purchase Agreement, the CKI Pledge and Security Agreement, the CKI Pledgor Guarantees, the CKI Agreement and Assignment and any other agreement related thereto.
"CKI Companies" means CKI and CK Service and any of their Subsidiaries.
"CKI Obligations" means all obligations of the Company, the CKI Companies and any Subsidiary of any CKI Company under or with respect to the CKI Agreements.
"CKI Pledge and Security Agreement" means that certain Amended and Restated Pledge and Security Agreement, dated as of May 6, 2010, among the Company, the CKI Companies, Mr. Klein and the collateral agent party thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time).
"CKI Pledgor Guarantees" means the Pledgor Guarantees (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time) into which each of the CKI Companies has entered, and certain Subsidiaries of the CKI Companies may enter from time to time after the date hereof, pursuant to which each CKI Company and, if any, the Subsidiaries of the CKI Companies party thereto have guaranteed the payment in full of the Company's obligations under the CK Purchase Agreement.
"CKI Trust" means that certain trust established pursuant to the Delaware Business Trust Act, as amended, and the CKI Trust Agreement.
"CKI Trust Agreement" means that certain Trust Agreement, dated as of March 14, 1994, between CKI and Wilmington Trust Company, relating to the CKI Trust, and the other agreements related thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time).
"Clearstream" means Clearstream Banking, S.A. or its successors.
"Code" means the Internal Revenue Code of 1986, as amended.
"Commodity Agreement" means any commodity or raw materials futures contract, commodity or raw materials option, or any other agreement designed to protect against or manage exposure to fluctuations in commodity or raw materials pricing.
"Common Depositary" means a depositary common to Euroclear and Clearstream, being initially Elavon Financial Services DAC.
"Company" has the meaning assigned to it in the preamble of this Indenture, until a successor replaces it and, thereafter, means the Successor Company, in accordance with Section 5.01.
"Company Order" means a written order signed in the name of the Company by an Officer and delivered to the Trustee or Authenticating Agent, or, with respect to Sections 2.04, 2.08, 2.09, 2.12 and 9.05, any other employee of the Company named in an Officers' Certificate delivered to the Trustee.
"Comparable German Bund Issue" means that German Bundesanleihe security selected by the Quotation Agent as having a fixed maturity most nearly equal to the period from such Redemption Date to September 15, 2027, and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes in a principal amount approximately equal to the then outstanding principal amount of the Securities and of a maturity most nearly equal to September 15, 2027; provided, that, if the period from such Redemption Date to September 15, 2027 is less than one year, a fixed maturity of one year will be used.
"Comparable German Bund Price" means, with respect to any Redemption Date, (i) the average of four Reference German Bund Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference German Bund Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations.
 "Consolidated Interest Expense" means, for any period, the consolidated interest expense (to the extent that such expense was deducted in computing Consolidated Net Income) of the Company and its consolidated Subsidiaries, minus interest income for such period, plus, to the extent not included in such consolidated interest expense, and to the extent Incurred by the Company or its Subsidiaries and deducted in computing Consolidated Net Income, without duplication in each case for such period:
(1)	interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;
(2)	amortization of debt discount and debt issuance cost;
(3)	capitalized interest;
(4)	non-cash interest expense;
(5)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;
(6)	net payments pursuant to Interest Rate Agreements;
(7)
dividends declared and paid or payable in cash or Disqualified Stock in respect of (A) all Disqualified Stock of the Company and (B) all Preferred Stock of Subsidiaries, in each case held by Persons other than the Company or a Wholly Owned Subsidiary;

(8)	interest Incurred in connection with investments in discontinued operations;
(9)	interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Subsidiary; and
(10)
the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

"Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries, determined in accordance with GAAP, less the CK Amount; provided, however, that there shall not be included in such Consolidated Net Income:
(1)	any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;
(2)
any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(3)
extraordinary, unusual or nonrecurring gains or losses or expenses or charges, including, without limitation (in each case, for the avoidance of doubt, to the extent extraordinary, unusual or non-recurring), (a) restructuring charges, (b) any fees, expenses or charges relating to plant shutdowns and discontinued operations, (c) acquisition integration costs and (d) any expenses or charges relating to any primary public or private offering of Capital Stock (excluding Disqualified Stock) of the Company, investment, acquisition or Incurrence or retirement of Indebtedness (in each case under this clause (d) whether or not successful);

(4)
any (a) severance, other employee termination benefits or relocation costs, expenses or charges, (b) one time non-cash compensation charges recorded from grants of stock options, restricted stock, stock appreciation rights and other equity equivalents to officers, directors and employees, (c) the costs and expenses after December 20, 2012 relating to the employment of terminated employees, (d) lease termination costs and (e) fees, expenses, charges or change in control payments realized in connection with, resulting from, related to or in anticipation of the issuance of the Securities on the Issue Date;

(5)
restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of facility consolidations, retention, headcount reductions, systems establishment costs, contract termination costs and excess pension charges);

(6)
the cumulative effect of a change in accounting principles (including, for the avoidance of doubt, the non-cash income (or loss) related to one-time and ongoing mark-to-market gains (or losses) with respect to the pension or postretirement plans of the Company or any of its Subsidiaries resulting from a change in accounting principle prior to or after the Issue Date); and

(7)
(a) the net income of any Person (other than the Company or any of its Subsidiaries) in which any other Person (other than the Company or any of its Subsidiaries) has a joint interest to the extent that the declaration or payment of dividends or similar distributions by that Person of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person and (b) the loss, if applicable, of any Person (other than the Company or any of its Subsidiaries) in which any other Person (other than the Company or any of its Subsidiaries) has a joint interest.

"Continuing Directors" means individuals who on the Issue Date constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved).
"Corporate Trust Office of the Trustee" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office as of the date of this instrument is located at Two Midtown Plaza, 1349 West Peachtree Street, Suite 1050, Atlanta, Georgia 30309, Attention: Global Corporate Trust Services, except for all purposes for which an office of the Trustee in the Borough of Manhattan in New York, New York is herein required such term shall mean the office or agency in the Borough of Manhattan in New York, New York at which the Trustee conducts its corporate trust business, which office as of the date of this instrument is located at 100 Wall Street, 16th Floor, New York, New York 10005, Attention: Global Corporate Trust Services.
"Credit Agreement" means that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 21, 2014, among the Company, certain Subsidiaries, various lenders, Barclays Bank PLC, as Administrative Agent and Collateral Agent, and the other agents party thereto, as the same has been and may hereafter be amended, extended, renewed, restated, replaced, restructured, supplemented or otherwise modified (in whole or in part, and without limitation as to amount of Indebtedness which may be Incurred thereunder, terms, conditions, covenants and other provisions) from time to time (including by the second amendment to the Credit Agreement, dated as of May 19, 2016), and any agreement (and related document) governing Indebtedness Incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.
"Credit Facility" or "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks, institutional or other lenders, institutional investors or a trustee providing for revolving credit loans, term loans, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or similar obligations, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
"Crown" means the government of Canada, any provincial or territorial government therein and any of their political subdivisions.
"Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.
"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.
"Depositary" means Euroclear and Clearstream, their respective nominees and their respective successors.
"Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof) or upon the happening of any event:
(1)	matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;
(2)	is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock; or
(3)	is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;
in each case on or prior to the date that is 91 days after the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of (A) an "asset sale" shall not constitute Disqualified Stock or (B) a "change of control" shall not constitute Disqualified Stock if:
(1)
the "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities and described under Article 10; and

(2)	any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.
The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.
"Domestic Subsidiary" means any Subsidiary that is not (i) a Foreign Subsidiary or (ii) a direct or indirect Subsidiary of a Foreign Subsidiary that is a "controlled foreign corporation" as defined under Section 957(a) of the Code.
"EBITDA" for any period means Consolidated Net Income for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:
(1)	all income tax expense of the Company and its consolidated Subsidiaries;
(2)	Consolidated Interest Expense;
(3)
depreciation and amortization expense of the Company and its consolidated Subsidiaries (excluding amortization expense attributable to a prepaid operating expense that was paid in cash in a prior period);

(4)	all other non-cash charges of the Company and its consolidated Subsidiaries; and
(5)
the amount of any deduction in Consolidated Net Income for such period from a write-off of goodwill attributable to the payment of the CK Amount; provided that such amount shall in no event be greater than the CK Amount deducted in calculating Consolidated Net Income.

Notwithstanding the foregoing, the provision for taxes based on the income or profits, and the depreciation and amortization and other noncash charges, of a Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interest) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount could have been distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (which other Subsidiary could also have made such dividend or other distribution).
"Euro" and "€ " mean the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.
"Euroclear" means Euroclear Bank, S.A./N.V. or its successors.
"European Government Obligations" means any security that is (i) a direct obligation of Ireland, Belgium, the Netherlands, France, Germany or any country that is a member of the European Monetary Union on the Issue Date, for the payment of which the full faith and credit of such country is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof.
"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.
"Foreign Subsidiary" means (a) any Subsidiary not incorporated or organized under the laws of the United States, any State thereof or the District of Columbia or (b) any Subsidiary that, directly or indirectly through other entities, holds no material assets other than equity interests in one or more entities described in clause (a).
"GAAP" means generally accepted accounting principles in the United States as in effect from time to time, including those set forth in:
(1)	the Financial Accounting Standards Board's FASB Accounting Standards Codification; and
(2)
the rules and regulations of the SEC with respect to generally accepted accounting principles, including those governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

provided, however, that if a change in GAAP would (as determined in good faith by the Board of Directors) materially change the calculation of any financial ratio, standard or term of this Indenture or the Securities, the Company may provide prompt notice of such change to the Trustee, whereupon such calculations shall continue to be made in accordance with GAAP without giving effect to such change.
"Guarantee" means any Obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any Obligation, direct or indirect, contingent or otherwise, of such Person:
(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.
"Hedging Obligations" of any Person means the Obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement entered into for non-speculative purposes.
 "Holder" means, with respect to the Securities, the Person in whose name a Security is registered on the Registrar's books.
"IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
"Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.
"Indebtedness" means, with respect to any Person on any date of determination (without duplication):
(1)
the principal in respect of (A) indebtedness of such Person for borrowed money and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;
(3)
all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale Obligations of such Person and all Obligations of such Person under any title retention agreement (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);

(4)	all Obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;
(5)
the amount of all Obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person;

(6)
all Obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7)
all Obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such Obligation is assumed by such Person), the amount of such Obligation being deemed to be the lesser of the value of such property or assets and the amount of the Obligation so secured; and

(8)	to the extent not otherwise included in this definition, Hedging Obligations of such Person.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the Obligation, of any contingent Obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.
"Indenture" means this Indenture, as amended or supplemented from time to time.
"Initial Securities" has the meaning assigned to it in the preamble of this Indenture.
"Interest Payment Date" means June 15 and December 15, commencing with respect to the Initial Securities on June 15, 2018.
"Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar financial agreement or arrangement, including, without limitation, any such arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a floating or fixed rate of interest on the same notional amount.
"Investment Grade" means (1) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent), (2) with respect to Moody's, a rating equal to or higher than Baa3 (or the equivalent) and (3) with respect to any additional Rating Agency or Rating Agencies selected by the Company, the equivalent investment grade credit rating.
"Issue Date" means December 21, 2017.
"Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.
"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.
"Limited Originator Recourse" means a reimbursement obligation of the Company in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization Subsidiary that the Board of Directors determines is necessary to effectuate a Qualified Securitization Transaction.
"Moody's" means Moody's Investors Service, Inc. and any successor to its rating business.
"New York Business Day" means each day that is not a Legal Holiday.
"Non-U.S. Holder" means a beneficial owner of Securities, other than an entity or arrangement that is treated as a partnership for United States federal income tax purposes, that is not a U.S. Holder.
"Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.
"Offering Memorandum" means the offering memorandum relating to the offering of the Initial Securities dated December 7, 2017.
"Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.
"Officers' Certificate" means a certificate signed by two Officers.
"Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
"Permitted Bank Indebtedness" means any Indebtedness and associated obligations of the Company or any Subsidiary pursuant to one or more Credit Facilities (including, without limitation, the Credit Agreement) and Guarantees of such Indebtedness by the Company or any Subsidiary; provided that, after giving effect to any such Incurrence (including, for the avoidance of doubt, the application of the proceeds therefrom), the aggregate principal amount of all such Indebtedness Incurred and then outstanding (without duplication) does not exceed the greater of (1) $4.75 billion and (2) the Borrowing Base.
"Permitted Liens" means:
(1)	Liens securing Permitted Bank Indebtedness;
(2)	Liens existing on the Issue Date;
(3)	Liens securing Hedging Obligations;
(4)	Liens securing the CKI Obligations;
(5)
Liens to secure Purchase Money Indebtedness Incurred by the Company or a Domestic Subsidiary to acquire or construct property in the ordinary course of business; provided that (A) any such Lien is created solely for the purpose of securing Indebtedness representing, or Incurred to finance, the cost of the acquisition or construction that is the subject of the Purchase Money Indebtedness and (B) such Lien is limited in the manner described in the definition of Purchase Money Indebtedness;

(6)
Liens securing Capital Lease Obligations (A) Incurred by the Company or a Domestic Subsidiary to acquire or construct property in the ordinary course of business or (B) arising from any Permitted Sale/Leasebacks; provided, however, that such Lien does not extend to any property other than property subject to the underlying lease, after-acquired property that is required to be pledged pursuant to such underlying lease on customary terms and proceeds and products thereof;

(7)
Liens granted by the Company or any Domestic Subsidiary in favor of landlords contained in leases and subleases of real property or in inventory or fixtures located on such leased real property; provided, however, that such Liens are in the ordinary course of business, are on terms customary for leases of such type and do not materially impair the use of the liened property in the operation of the business of the Company or the Domestic Subsidiary;

(8)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens in the ordinary course of business in favor of issuers of performance and surety bonds or bid bonds or with respect to health, safety and environmental regulations (other than for borrowed money) or letters of credit or bank guarantees issued to support such bonds or requirements pursuant to the request of and for the account of such Person in the ordinary course of business;

(9)
Liens imposed by law, including, carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10)
Liens for taxes, assessments and governmental charges (A) not yet due and payable or (B) not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(11)	Liens securing Indebtedness owed by a Domestic Subsidiary to the Company or to any other Subsidiary (other than a Securitization Subsidiary);
(12)
Liens on the property of any Domestic Subsidiary existing at the time such Person becomes a Subsidiary and not Incurred as a result of (or in connection with or in anticipation of) such Person becoming a Subsidiary; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of the Domestic Subsidiaries (other than (A) the property encumbered at the time such Person becomes a Subsidiary, (B) after-acquired property that is required to be pledged pursuant to the agreement granting such Lien as in effect on the date such Person becomes a Subsidiary and (C) proceeds and products thereof) and do not secure Indebtedness with a principal amount in excess of the principal amount of Indebtedness secured by such Liens outstanding at such time;

(13)
Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary; provided that such Liens were not Incurred as a result of (or in connection with or in anticipation of) such merger or consolidation and do not extend to any assets other than those of the Person merged with or into or consolidated with the Company or such Subsidiary;

(14)
Liens on property of assets existing at the time such assets were acquired in connection with the purchase of all or substantially all of the assets of a Related Business by the Company or any Subsidiary; provided that such Liens were not Incurred as a result of (or in connection with or in anticipation of) such acquisition and do not extend to any assets other than those acquired by the Company or such Subsidiary;

(15)	Liens securing the Securities;
(16)	Liens securing Attributable Debt Incurred pursuant to any Permitted Sale/Leaseback;
(17)
Liens securing Indebtedness in an aggregate principal amount not to exceed the amount that would cause the Senior Secured Leverage Ratio of the Company to exceed 3.75 to 1.0 (for the avoidance of doubt, all Secured Debt outstanding at the time of the calculation of the Senior Secured Leverage Ratio shall be included in such calculation);

(18)	Liens in connection with attachments or judgments (including judgment or appeal bonds that do not result in an Event of Default under Section 6.01(h));
(19)
Liens Incurred or deposits made by the Company or any Domestic Subsidiary in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of statutory obligations, bids, leases, performance and return-of-money bonds and other similar obligations (exclusive of Obligations for the payment of borrowed money);

(20)
minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of the Company or the applicable Domestic Subsidiary thereof or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(21)
Liens arising from financing statement filings under the Uniform Commercial Code or equivalent statute of another jurisdiction regarding operating leases entered into by the Company and its Domestic Subsidiaries in the ordinary course of business;

(22)
any reservations, limitations, exceptions, provisos and conditions, if any, expressed in any original grants from the Crown, including, without limitation, the reservation of any mines and minerals in the Crown or any other Person;

(23)
Liens arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Company and its Subsidiaries in the ordinary course of trading and on the supplier's standard or usual terms and arising as a result or omission by the Company or its Subsidiaries, including, for the avoidance of doubt, verlängerte Eigentumsvorbehalte and erweiterte Eigentumsvorbehalte;

(24)
Liens arising by virtue of any statutory, contractual or common law provision relating to banker's liens, rights of set-off or similar rights (A) relating to the establishment of depository relations in the ordinary course of business with banks not given in connection with the issuance of Indebtedness and (B) relating to pooled deposit or sweep accounts of the Company or any Domestic Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business;

(25)
any Lien created pursuant to the general conditions of a bank operating in the Netherlands based on the general conditions drawn up by the Netherlands Bankers' Association (Nederlandse Vereniging van Banken) and the Consumers Union (Consumentenbond) or pursuant to any other general conditions of, or any contractual arrangement with, any such bank to substantially the same effect;

(26)	Liens securing obligations pursuant to Cash Management Agreements and Treasury Transactions;
(27)	the 2023 Permitted Liens;
(28)	Liens, if any, consisting of leases, assignments, subleases or grants of licenses of the type described in clause (H) and (I) of the definition of "Asset Disposition";
(29)
Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than Obligations in respect of Indebtedness) and trade-related letters of credit, in each case, outstanding on the Issue Date or issued thereafter in the ordinary course of business and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, banker's acceptances or bank guarantees and the proceeds and products thereof;

(30)
Liens securing Indebtedness Incurred by a Foreign Subsidiary in an aggregate principal amount which, when taken together with all Indebtedness secured by Liens Incurred by all other Foreign Subsidiaries pursuant to this clause (30) and then outstanding, does not exceed the greater of (A) $225.0 million and (B) 2.0% of Total Assets, calculated as of the date of such Incurrence; and

(31)
any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (30); provided that such Lien is limited to (i) such item of property originally covered by such Lien, improvements thereof or additions or accessions thereto, (ii) property other than Principal Property or the Capital Stock of any Subsidiary or Indebtedness of any Subsidiary of the Company, (iii) after acquired property that is required to be pledged pursuant to the agreement granting such Lien and/or (iv) proceeds and products of any of the foregoing.

"Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
"Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
"Principal Property" means any manufacturing plant, facility or warehouse, together with the land upon which it was erected and fixtures constituting a part of such manufacturing plant, facility or warehouse, owned by the Company or any Domestic Subsidiary and located in the United States of America (excluding its territories and possessions and Puerto Rico), having a net book value (after deducting accumulated depreciation) as of the date of determination in excess of 1.5% of Total Assets of the Company. Principal Property shall not include any manufacturing plant, facility or warehouse or any portion of the manufacturing plant, facility or warehouse or any fixture constituting a part thereof which, in the opinion of the Board of Directors, is not material to the business conducted by the Company and its Subsidiaries, taken as a whole.
"Purchase Money Indebtedness" means any Indebtedness of a Person to any seller or other Person Incurred to finance the acquisition or construction of any property or assets and which is Incurred substantially concurrently therewith, is secured only by the assets so financed, any after-acquired assets that are directly related to such assets so financed and are required to be pledged pursuant to the agreements relating to such Indebtedness and the proceeds and products thereof and the principal amount of which does not exceed the cost of the assets acquired or constructed.
"QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.
"Qualified Securitization Transaction" means any accounts receivable or licensing royalty financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable or licensing royalties and related assets from the Company or any Subsidiary and enters into a third-party financing thereof on customary market terms that the Board of Directors has concluded are fair to the Company and its Subsidiaries.
"Quotation Agent" means a Reference German Bund Dealer appointed by the Company.
"Rating Agency" means each of S&P or Moody's or if S&P or Moody's or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody's, or both, as the case may be.
"Rating Event" means:

(1) if the Securities are not rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the Securities are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Securities on the first day of the Trigger Period by either of the Rating Agencies on any date during the Trigger Period;

(2) if the Securities are rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the Securities are downgraded to below Investment Grade (i.e. below BBB- or Baa3) by either of the Rating Agencies on any date during the Trigger Period; or

(3) if both (A) the Securities are rated Investment Grade by one of the Rating Agencies, and (B) the Securities are not rated Investment Grade by the other Rating Agency, in each case, on the first day of the Trigger Period, then any of the following occur: (i) in the case of the Rating Agency referred to in clause (A), the Securities are downgraded to below Investment Grade (i.e. below BBB- or Baa3) by such Rating Agency on any date during the Trigger Period, and (ii) in the case of the Rating Agency referred to in clause (B), the Securities are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Securities on the first day of the Trigger Period by each such Rating Agency on any date during the Trigger Period;

provided that a Rating Event otherwise arising by virtue of a particular downgrade in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event).
"Redemption Date," when used with respect to any Security to be redeemed, shall mean the date specified for redemption of such Security in accordance with the terms of such Security and this Indenture.
"Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to the terms of such Security and this Indenture.
"Reference German Bund Dealer" means any dealer of German Bundesanleihe securities selected by the Company in good faith.
"Reference German Bund Dealer Quotations" means, with respect to each Reference German Bund Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference German Bund Dealer at 3:30 p.m., Frankfurt, Germany time, on the third business day in Frankfurt preceding such Redemption Date.
"Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.
"Refinanced" and "Refinancing" shall have correlative meanings.
"Regular Record Date" means June 14 and December 14, as applicable (whether or not a Business Day).
"Related Business" means any business in which the Company or any Subsidiary was engaged on the Issue Date or any reasonable extension of such business and any business related, ancillary or complementary to any business of the Company or any Subsidiary in which the Company or any Subsidiary was engaged on the Issue Date or any reasonable extension of such business.
"Resale Restriction Termination Date" means (x) the date which is one year after the later of the Issue Date (or, with respect to any Additional Securities that are Transfer Restricted Securities, the date of issuance thereof) and the last date on which the Company or any of its affiliates were the owner of Securities (or any predecessor thereto) or (y) such later date, if any, as may be required by applicable law.
"Responsible Officer" means, when used with respect to the Trustee, any officer within the Corporate Trust Services department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture or any other officer of the Trustee with direct responsibility for the administration of this Indenture customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.
"Restricted Period" means, with respect to the Initial Securities, the 40-day period following the Issue Date, and with respect to any Additional Securities that are Transfer Restricted Securities, the comparable 40-day period.
"S&P" means Standard & Poor's Rating Services, a division of McGraw Hill Financial, Inc., and any successor to its rating business.
"Sale/Leaseback Transaction" means any arrangement with any Person (other than the Company or any Subsidiary) providing for the leasing by the Company or any Domestic Subsidiary, for a period of more than three years, of any Principal Property, which Principal Property has been or is to be sold or transferred by the Company or such Domestic Subsidiary to such Person in contemplation of such leasing.
"SEC" means the United States Securities and Exchange Commission.
"Secured Debt" means, with respect to any specified Person as of any date of calculation, (1) the aggregate stated balance sheet amount of Indebtedness of such Person and its Subsidiaries on a consolidated basis calculated in accordance with GAAP that is then secured by a Lien on property or assets of such Person and its Subsidiaries (including, without limitation, Capital Stock of another Person owned by such Person but excluding property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby) minus (2) Unrestricted Cash of such Person and its Subsidiaries; it being understood that Indebtedness, if any, in respect of the CKI Obligations shall not constitute Secured Debt.
"Securities" has the meaning assigned to it in the preamble to this Indenture.
"Securities Act" means the Securities Act of 1933, as amended.
"Securitization Subsidiary" means a Wholly Owned Subsidiary
(1)	that is designated a "Securitization Subsidiary" by the Board of Directors;
(2)	that does not engage in any activities other than Qualified Securitization Transactions and any activity necessary or incidental thereto;
(3)	no portion of the Indebtedness or any other obligation, contingent or otherwise, of which
(A)	is Guaranteed by the Company or any Subsidiary other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse,
(B)	is recourse to or obligates the Company or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, or
(C)
subjects any property or asset of the Company or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse; and

(4)	with respect to which neither the Company nor any Subsidiary has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results.
"Senior Secured Leverage Ratio" means, for any Person as of any date of calculation (the "Transaction Date"), the ratio of (x) Secured Debt of such Person as of the Transaction Date to (y) EBITDA of such Person for the most recently ended period of four fiscal quarters ending prior to the Transaction Date for which internal financial statements are available; provided that
(1) if the Company or any Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding, the Senior Secured Leverage Ratio for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;
(2) if the Company or any Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Senior Secured Leverage Ratio, the Senior Secured Leverage Ratio for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;
(3) if since the beginning of such period the Company or any Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale);
(4) if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) shall have made an investment in any Subsidiary (or any Person which becomes a Subsidiary) or an acquisition of assets (including any acquisition of assets (including Capital Stock) occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business) in excess of $25,000,000, the Senior Secured Leverage Ratio for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness in connection therewith) as if such investment or acquisition occurred on the first day of such period;
(5) if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period) shall have made any Asset Disposition, any investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Subsidiary during such period, the Senior Secured Leverage Ratio for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, investment or acquisition occurred on the first day of such period;
(6) for purposes of calculating the Senior Secured Leverage Ratio, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that the Company or any of its Subsidiaries has made during the relevant period or subsequent to such period and on or prior to the date of such calculation, shall be given pro forma effect as if they had occurred on the first day of the relevant period; and
(7) if since the beginning of such period any Person that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period shall have made any merger, consolidation or discontinued operation that would have required adjustment pursuant to clause (6) above if made by the Company or a Subsidiary during such period, then the Senior Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.
In addition, the Company may elect pursuant to an Officers' Certificate delivered to the Trustee to treat all or any portion of the commitment under any Secured Debt as being Incurred at such time, in which case any subsequent Incurrence of Secured Debt under such commitment will not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.
For purposes of this definition, in the event that the Company or any of its Subsidiaries issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Senior Secured Leverage Ratio is being calculated but prior to the Transaction Date, then the Senior Secured Leverage Ratio shall be calculated giving pro forma effect to such issuance, repurchase or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Transaction Date had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting Officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

For purposes of this definition, whenever pro forma effect is to be given to any of the foregoing, the pro forma calculations shall be made in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company as set forth in an Officers' Certificate, to reflect cost savings and other operating improvements or synergies reasonably expected to be realized within 12 months from the applicable pro forma event.
"Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1–02 under Regulation S–X promulgated by the SEC.
"Special Record Date" for the payment of any Defaulted Interest on the Securities means a date fixed by the Trustee pursuant to Section 2.14 hereof.
"Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary that are reasonably customary in accounts receivable or licensing royalty securitization transactions, as the case may be.
"Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or redemption of such security upon the happening of any contingency unless such contingency has occurred).
"Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:
(1)	such Person;
(2)	such Person and one or more Subsidiaries of such Person; or
(3)	one or more Subsidiaries of such Person.
Notwithstanding anything contained herein or otherwise, CKI Trust shall not be a Subsidiary of the Company. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.
"Temporary Cash Investments" means any of the following:
(1)	any investment in direct obligations of the United States or Canada or any agency thereof or obligations guaranteed by the United States or Canada or any agency thereof;
(2)
investments in securities with maturities of one year or less from the date of acquisition thereof issued or fully guaranteed by any state, commonwealth, province or territory of the United States or Canada, as the case may be, or any political subdivision of any such state, commonwealth, province or territory, or any taxing authority or public instrumentality of any thereof, and rated at least "A-3" by S&P or at least "P-3" by Moody's (or, if at any time neither Moody's or S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating service) or the equivalent rating from any other internationally recognized rating agency;

(3)
investments in time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits maturing within one year of the date of acquisition thereof and overnight deposits, in each case, issued by any lender under a Credit Facility or a bank or trust company, which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and (other than in the case of a lender under a Credit Facility or a bank or trust company located in Brazil) has outstanding debt which is rated at least "BBB" by S&P or at least "Baa2" by Moody's (or, if at any time neither Moody's or S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating service) or the equivalent rating from any other internationally recognized rating agency;

(4)
investments in shares of any money market mutual fund that has substantially all of its assets invested continuously in the types of investments referred to in clauses (1), (2), (3), (6) and (7) of this definition;

(5)
investments in marketable short-term money market or similar securities having a rating of at least "P-2" from Moody's or at least "A-2" from S&P (or, if at any time neither Moody's nor S&P shall be rating such obligation, an equivalent rating from another nationally recognized rating service) or the equivalent rating from any other internationally recognized rating agency and maturing within one year after the date of acquisition thereof;

(6)
investments in commercial paper rated at least "P-1" by Moody's or at least "A-1" by S&P (or, if at any time neither Moody's or S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating service) maturing within one year from the date of acquisition thereof and Indebtedness and preferred stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of one year or less from the date of acquisition thereof;

(7)	repurchase obligations for underlying securities of the types described in clauses (1), (2) and (3) above entered into with any bank meeting the qualifications specified in clause (3) above; and
(8)	investments in investment funds investing 90% of their assets in securities of the types described in clauses (1) through (7) above;
provided that in the case of any investment by a Foreign Subsidiary, "Temporary Cash Investments" shall also include: (w) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), in each case maturing within one year after the date of acquisition thereof, (x) investments of the type and maturity described in clauses (1) through (4) above of Foreign Subsidiaries (with, in the case of clauses (1) and (2), the references to Canada and the United States to also include the sovereign nation thereof), which investments have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies, (y) repurchase obligations for underlying securities of the types described in clauses (1), (2) and (3) above (as modified pursuant to clause (x) above) entered into with any bank meeting the qualifications specified in clause (3) above and (z) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso).
 "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect from time to time.
"Total Assets" means, as of any date of determination, the total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the most recent consolidated balance sheet of the Company as of such date (which calculation shall give pro forma effect to any acquisition or Asset Disposition by the Company or any of its Subsidiaries, in each case involving the payment or receipt by the Company or any of its Subsidiaries of consideration (whether in the form of cash or non-cash consideration) in excess of $100.0 million that has occurred since the date of such consolidated balance sheet, as if such acquisition or Asset Disposition had occurred on the last day of the fiscal period covered by such balance sheet).
"Transaction Date" has the meaning set forth in the definition of Senior Secured Leverage Ratio.
"Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear or are subject to the Restricted Securities Legend.
"Treasury Transaction" means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.
"Trigger Period" means the period commencing on the first public announcement by the Company of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).
"Trustee" means the party named as such in the preamble until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
"Unrestricted Cash" means, with respect to any Person, as of any date of determination, cash or Temporary Cash Investments of such Person and its Subsidiaries that would not appear as "restricted", in accordance with GAAP, on a consolidated balance sheet of such Person and its Subsidiaries as of such date.
"Unrestricted Definitive Security" means Definitive Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.
"Unrestricted Global Security" means a Global Security which is not a Restricted Global Security.
"U.S. Holder" means a beneficial owner of a Security that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.
"Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
"Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.
Section 1.02 Other Definitions.
Defined in
Term	Section

"Additional Amounts"	2.19
"Authenticating Agent"	2.03
"Book Entry Interests"	2.08
"Change of Control Offer"	10(b)
"Covenant Defeasance"	8.01(b)
"Defaulted Interest"	2.14
"Defeasance Trust"	8.02(a)
"Definitive Securities"	2.08
"Event of Default"	6.01
"Global Securities"	2.02
"Legal Defeasance"	8.01(b)
"Paying Agent"	2.05
"Permitted Sale/Leaseback"	4.11
"Registrar"	2.05
"Regulation S Book Entry Interests"	2.08
"Regulation S Global Security"	2.02
"Restricted Global Securities"	2.08(b)
"Restricted Securities Legend"	2.08(a)
"Rule 144A Book Entry Interests"	2.08
"Rule 144A Global Security"	2.02
"Successor Company"	5.01(a)
"Transfer Agent"	2.05
"United States"	2.19

Section 1.03 Inapplicability of TIA.
This Indenture will not be qualified under or be subject to the TIA.
Section 1.04 Rules of Construction.
Unless the context otherwise requires:
(a) a term has the meaning assigned to it;
(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c) "or" is not exclusive;
(d) words in the singular include the plural, and in the plural include the singular;
(e) provisions apply to successive events and transactions; and
(f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.
ARTICLE 2.
THE SECURITIES
Section 2.01 Form Generally
The Securities shall be substantially in the form of Exhibit A hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities as evidenced by their execution of the Securities.
The certificated Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner; provided that such method is permitted by the rules of any securities exchange on which such Securities may be listed, all as determined by the Officers executing such Securities as evidenced by their execution of such Securities.
Section 2.02 Securities in Global Form
Securities sold to persons believed to be QIBs in reliance on Rule 144A under the Securities Act will initially be represented by a global Security in registered form without interest coupons attached (the "Rule 144A Global Security"). Securities sold outside the United States in reliance on Regulation S under the Securities Act will initially be represented by a global Security in registered form without interest coupons attached (the "Regulation S Global Security" and, together with the Rule 144A Global Security, the "Global Securities"). The Global Securities will be deposited, on the Issue Date, with the Common Depositary and registered in the name of the Common Depositary or a nominee of the Common Depositary for the account of Euroclear or its successor and Clearstream or its successor.

Securities issued as a Global Security shall represent such of the outstanding Securities as specified therein and may provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon or otherwise notated on the books and records of the Registrar and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the aggregate principal amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Registrar or Common Depositary in such manner and upon instructions given by the Holder thereof.
Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Permanent Global Securities will be issued in certificated form.
The provisions of the last sentence of Section 2.04 hereof shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Company, and the Company delivers to the Trustee the Global Security together with written instructions (which need not comply with Section 11.04 or 11.05 hereof and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 2.04 hereof.
Section 2.03 Amount of Securities.
On the Issue Date, the Trustee or its authenticating agent (the "Authenticating Agent") shall authenticate and deliver the Initial Securities and, at any time and from time to time thereafter, the Trustee or Authenticating Agent shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in a Company Order. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may have notations, legends or endorsements required by law, stock exchange rules or usage. The Securities will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Subject to Section 2.18, all Additional Securities shall have identical terms as the Initial Securities issued on the Issue Date.
If any of the terms of the Securities are established by action taken pursuant to a Board Resolution, a copy of any appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the Securities.
The Securities, including any Additional Securities, shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, provided that if such Additional Securities are not fungible with the Initial Securities (or any other Additional Securities) for United States federal income tax purposes, such Additional Securities will have one or more separate CUSIP, ISIN, Common Code number and/or other identifying number.
Section 2.04 Execution, Authentication, Delivery and Dating
Two Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.
A Security shall not be valid until authenticated by the manual or facsimile signature of the Trustee or Authenticating Agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
At any time and from time to time after the execution and delivery of this Indenture, and subject to delivery of an Officers' Certificate, the Company may deliver Securities executed by the Company to the Trustee or Authenticating Agent for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee or Authenticating Agent in accordance with such Company Order shall authenticate and deliver such Securities.
No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee or Authenticating Agent by manual or facsimile signature of an authorized signatory, and such certificate and signature upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. The Trustee's certificate of authentication shall be in substantially the following form:
This is one of the Securities referred to in the within-mentioned Indenture.
U.S. Bank National Association,
 as Trustee
[_________________________________, as Authenticating Agent]
By:
Authorized Signatory
Each Security shall be dated the date of its authentication.
The Trustee may appoint one or more Authenticating Agents reasonably acceptable to the Company to authenticate the Securities.  Except as set forth in the immediately succeeding paragraph, any such appointment shall be evidenced by an instrument signed by a Responsible Officer of the Trustee, a copy of which shall be furnished to the Company.  Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.  An Authenticating Agent has the same rights as any Registrar, Paying Agent or Agent for service of notices and demands.
The Trustee hereby initially appoints Elavon Financial Services DAC, UK Branch as Authenticating Agent, to authenticate the Initial Securities.  Elavon Financial Services DAC, UK Branch hereby accepts such initial appointment and the Company hereby confirms that such initial appointment is acceptable to it.
Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.13 hereof together with a written statement (which need not comply with Section 11.04 or 11.05 hereof and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
Section 2.05 Registrar, Transfer Agent and Paying Agent.
The Company will maintain one or more paying agents (each a "Paying Agent") for the Securities in the City of London. The initial sole Paying Agent will be Elavon Financial Services DAC, UK Branch.

In addition the Company will maintain a transfer agent (the "Transfer Agent") and a registrar (the "Registrar") for the Securities. The initial Transfer Agent and Registrar will be Elavon Financial Services DAC. The Registrar will maintain a register reflecting ownership of the Securities outstanding from time to time, if any, and together with the Transfer Agent, will make payments on and facilitate transfers of the Securities on behalf of the Company.

The Company may enter into an appropriate agency agreement with any Paying Agent, Registrar or Transfer Agent. Such agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. The Company may remove any Paying Agent, Registrar or Transfer Agent upon written notice to such Paying Agent, Registrar or Transfer Agent and to the Trustee; provided, however, that no such removal shall become effective until, if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Paying Agent, Registrar or Transfer Agent, as the case may be, and delivered to the Trustee.

The Company may change the Paying Agent, the Registrar or the Transfer Agent without prior notice to the Holders of the Securities. The Company or any of its Domestic Subsidiaries may act as Paying Agent, Transfer Agent or Registrar in respect of the Securities.

The Company hereby initially appoints Elavon Financial Services DAC, UK Branch as Paying Agent. Elavon Financial Services DAC, UK Branch hereby accepts such initial appointment and the Company confirms that such initial appointment is acceptable to it. The Company hereby initially appoints Elavon Financial Services DAC as Transfer Agent and Registrar. Elavon Financial Services DAC hereby accepts such initial appointment and the Company confirms that such initial appointment is acceptable to it.

Section 2.06 Paying Agent to Hold Money in Trust.
The Company shall require each Paying Agent (other than the Company) to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, on, interest on, or Additional Amounts, if any, on such Securities, and will notify the Trustee of any default by the Company in making any such payment. If the Company or a Domestic Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

The Company will make payments of any amounts owing in respect of the Global Securities (including principal, premium, if any, interest and any Additional Amounts) to the Paying Agent, and the Paying Agent will, in turn, make such payments to the Common Depositary or its nominee for Euroclear and Clearstream. The Common Depositary will distribute such payments to participants in accordance with their customary procedures. Payments on all Securities other than Global Securities will be made by the Company to the Paying Agent and the Paying Agent will make payment by check to the address provided by the Holder of such Securities or by wire transfer to those Holders that have provided wire instructions to the Company or Paying Agent.

All payments of principal and interest on the Securities by or on behalf of the Company will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge (and any interest, penalties and additions with respect thereto) unless required by applicable law or the official interpretation or administration thereof.

The principal of, premium, if any, and interest on, and all other amounts (including Additional Amounts, if any) payable in respect of, the Securities will be paid to Holders of interests in such Securities through Euroclear or Clearstream in Euro. If Euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company's control (including the dissolution of the Euro) or if the Euro is no longer being used by the then member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Securities will be made in United States dollars until the Euro is again available to the Company or so used. The amount payable on any date in Euro will be converted into United States dollars at the rate mandated by the United States Federal Reserve Board as of the close of business on the second New York Business Day prior to the relevant payment date or, in the event the United States Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent United States dollar/Euro exchange rate available on or prior to the second New York Business Day prior to the relevant payment date as determined by the Company in its sole discretion. Any payment in respect of the Securities so made in United States dollars will not constitute an Event of Default under the Securities or this Indenture. Neither the Trustee nor the Paying Agent will have any responsibility for any calculation or conversion in connection with the foregoing.

Section 2.07 Holder Lists.
The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of Securities. The Company shall furnish, or cause the Registrar to furnish, to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Securities.
Section 2.08 Registration, Registration of Transfer and Exchange.
Upon surrender for registration of transfer of any Securities at an office or agency of the Company designated pursuant to Section 4.02 hereof for such purpose, the Company shall execute, and the Trustee or Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange (other than any exchange of a temporary Security for a permanent Security not involving any change in ownership or any exchange pursuant to Section 2.12 or 9.05 hereof, not involving any transfer).
Notwithstanding any other provisions (other than the provisions set forth in the third paragraph) of this Section 2.08, a Global Security representing all or a portion of the Securities may not be transferred except as a whole to a common depositary for Clearstream and Euroclear or its nominee. Any holder of ownership interests in the Rule 144A Global Security (the "Rule 144A Book Entry Interests") and ownership interests in the Regulation S Global Security (the "Regulation S Book Entry Interests" and, together with the Rule 144A Book Entry Interests, the "Book Entry Interests") shall, by acceptance of such Book Entry Interest, agree that transfers of Book Entry Interest in such Global Security may be effected only through records maintained by Euroclear and Clearstream and their participants, and that ownership of a Book Entry Interest in such Global Security shall be required to be reflected in a book-entry.
Each Global Security is exchangeable for Securities in certificated form (the "Definitive Securities") only (1) if Euroclear or Clearstream notifies the Company that it is unwilling or unable to continue to act as depositary for the Securities and a successor depositary is not appointed by the Company within 120 days, (2) if the Company, at its option, notifies the Trustee and Paying Agent in writing that it elects to cause the issuance of Definitive Securities or (3) if the owner of a Book Entry Interest requests such exchange in writing delivered through Euroclear or Clearstream following an Event of Default and commencement of enforcement action under this Indenture; provided that in no event shall the Regulation S Global Securities be exchanged by the Company for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In such an event, the Company will issue Definitive Securities, registered in the name or names and issued in any approved denominations requested by or on behalf of Euroclear, Clearstream or the Common Depositary, as applicable (in accordance with their respective customary procedures and based upon directions received from participants reflecting the beneficial ownership of Book Entry Interests), and such Definitive Securities will bear the restrictive legend set forth below, unless that legend is not required by this Indenture or applicable law. Should Definitive Securities be issued to individual Holders of the Securities, a Holder of Securities who, as a result of trading or otherwise, holds a principal amount of Securities that is less than the minimum denomination of Securities would be required to purchase an additional principal amount of Securities such that its holding of Securities amounts to the minimum specified denomination.  The Trustee shall deliver such Securities as instructed in writing by the Common Depositary.
Upon the exchange of a Global Security for Definitive Securities, such Global Security shall be canceled by the Trustee. All canceled Global Securities held by the Trustee shall be destroyed by the Trustee and a certificate of their destruction delivered to the Company.
At the option of the Holders of Definitive Securities, Definitive Securities may be exchanged for other Definitive Securities of any authorized denomination or denominations of a like aggregate principal amount and tenor, upon surrender of the Definitive Securities to be exchanged at such office or agency. Whenever any Definitive Securities are so surrendered for exchange, the Company shall execute, and the Trustee or Authenticating Agent shall authenticate and deliver, the Definitive Securities which the Holder making the exchange is entitled to receive.
All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Global Securities that are held by participants through Euroclear or Clearstream.
(a) Legend.
(i)	Each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:
"UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE COMMON DEPOSITARY, TO NOMINEES OF THE COMMON DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."
Except as permitted by the following paragraph (ii) or (iii), each Security certificate evidencing the Global Securities and the Definitive Securities that are Transfer Restricted Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (the "Restricted Securities Legend") (each defined term in the legend being defined as such for purposes of the legend only):
"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS SECURITY IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT TO THE RECEIPT BY THE REGISTRAR OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE."
Except as permitted by the following paragraph (ii) or (iii), each Definitive Security shall bear the following additional legend, unless such legend is not required by applicable law:
"IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."
(ii)
Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii)	Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.
(b) Transfer and Exchange of Book Entry Interests in Global Securities.  The transfer and exchange of Book Entry Interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depositary.  Book Entry Interests in Transfer Restricted Securities which are Global Securities ("Restricted Global Securities") shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Except as otherwise set forth herein, Book Entry Interests in Global Securities shall be transferred or exchanged only for Book Entry Interests in Global Securities.  Transfers and exchanges of Book Entry Interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)
Transfer of Book Entry Interests in the Same Global Security.  Book Entry Interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a Book Entry Interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend.  A Book Entry Interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a Book Entry Interest in the same Unrestricted Global Security.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.08(b)(i).

(ii)
All Other Transfers and Exchanges of Book Entry Interests in Global Securities.  In connection with all transfers and exchanges of Book Entry Interest in any Global Security that is not subject to Section 2.08(b)(i), the transferor of such Book Entry Interest must deliver to the Registrar (1) a written order from a participant given to the Depositary in accordance with the applicable rules and procedures of the Depositary directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the Book Entry Interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depositary containing information regarding the participant account to be credited with such increase.  Upon satisfaction of all of the requirements for transfer or exchange of Book Entry Interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Registrar shall adjust the principal amount of the relevant Global Security pursuant to Section 2.08(f).

(iii)
Transfer of Book Entry Interests to Another Restricted Global Security.  A Book Entry Interest in a Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a Book Entry Interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.08(b)(ii) above and the Registrar receives the following:

(A)
if the transferee will take delivery in the form of a Book Entry Interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and

(B)
if the transferee will take delivery in the form of a Book Entry Interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.

(iv)
Transfer and Exchange of Book Entry Interest in a Restricted Global Security for Book Entry Interest in an Unrestricted Global Security.  A Book Entry Interest in a Restricted Global Security may be exchanged by any holder thereof for a Book Entry Interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a Book Entry Interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.08(b)(ii) above and the Registrar receives the following:

(A)
if the holder of such Book Entry Interest in a Restricted Global Security proposes to exchange such Book Entry Interest for a Book Entry Interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or

(B)
if the holder of such Book Entry Interest in a Restricted Global Security proposes to transfer such Book Entry Interest to a Person who shall take delivery thereof in the form of a Book Entry Interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security, and, in each such case, if the Company or the Registrar so requests or if the applicable rules and procedures of the Depositary so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.  If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order and an Officers' Certificate in accordance with Section 2.04, the Trustee or Authenticating Agent shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Book Entry Interests transferred or exchanged pursuant to this subparagraph (iv).
(v)
Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Restricted Global Security.  Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c) Transfer and Exchange of Book Entry Interests in Global Securities for Definitive Securities.  A Book Entry Interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described above in this Section 2.08.  A Book Entry Interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described above in this Section 2.08.
(d) Transfer and Exchange of Definitive Securities for Book Entry Interests in Global Securities.  Transfers and exchanges of Book Entry Interests in the Global Securities shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:
(i)
Transfer Restricted Securities that are Definitive Securities to Book Entry Interests in Restricted Global Securities.  If any Holder of a Transfer Restricted Security that is a Definitive Security proposes to exchange such Transfer Restricted Security for a Book Entry Interest in a Restricted Global Security or to transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a Book Entry Interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A)
if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a Book Entry Interest in a Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;

(B)
if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(C)
if such Transfer Restricted Security is being transferred to a "non-U.S. person" in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(D)
if such Transfer Restricted Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(E)
if such Transfer Restricted Security is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form attached to the applicable Security; or

(F)	if such Transfer Restricted Security is being transferred to the Company or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Security;
the Registrar shall cancel the Transfer Restricted Security, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Security.
(ii)
Transfer Restricted Securities that are Definitive Securities to Book Entry Interests in Unrestricted Global Securities.  A Holder of a Transfer Restricted Security that is a Definitive Security may exchange such Transfer Restricted Security for a Book Entry Interest in an Unrestricted Global Security or transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a Book Entry Interest in an Unrestricted Global Security only if the Registrar receives the following:

(A)
If the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a Book Entry Interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or

(B)
if the Holder of such Transfer Restricted Securities proposes to transfer such Transfer Restricted Security to a Person who shall take delivery thereof in the form of a Book Entry Interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Company or the Registrar so requests or if the applicable rules and procedures of the Depositary so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.  Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.  If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order and an Officers' Certificate in accordance with Section 2.04, the Trustee or Authenticating Agent shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities transferred or exchanged pursuant to this subparagraph (ii).
(iii)
Unrestricted Definitive Securities to Book Entry Interests in Unrestricted Global Securities.  A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a Book Entry Interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a Book Entry Interest in an Unrestricted Global Security at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.  If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order and an Officer's Certificate in accordance with Section 2.04, the Trustee or Authenticating Agent shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).

(iv)
Unrestricted Definitive Securities to Book Entry Interests in Restricted Global Securities.  An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Book Entry Interest in a Restricted Global Security.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon request by a Holder of Definitive Securities and such Holder's compliance with the provisions of this Section 2.08(e), the Registrar shall register the transfer or exchange of Definitive Securities.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.08(e).
(i)
Transfer Restricted Securities that are Definitive Securities to Transfer Restricted Securities that are Definitive Securities.  A Transfer Restricted Security that is a Definitive Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Security that is a Definitive Security if the Registrar receives the following:

(A)	if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;
(B)	if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;
(C)
if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Security;

(D)
if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Security; and

(E)	if such transfer will be made to the Company or a Subsidiary thereof, a certificate in the form attached to the applicable Security.
(ii)
Transfer Restricted Securities that are Definitive Securities to Unrestricted Definitive Securities.  Any Transfer Restricted Security that is a Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:

(A)
if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or

(B)
if the Holder of such Transfer Restricted Security proposes to transfer such Transfer Restricted Security to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Company or the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)
Unrestricted Definitive Securities to Unrestricted Definitive Securities.  A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(iv)
Unrestricted Definitive Securities to Transfer Restricted Securities that are Definitive Securities.  An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Security that is a Definitive Security.

(f) Cancellation or Adjustment of Global Security.  At such time as all Book Entry Interest in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.13 of this Indenture.  At any time prior to such cancellation, if any Book Entry Interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a Book Entry Interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Registrar or by the Common Depositary at the direction of the Registrar to reflect such reduction; and if the Book Entry Interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a Book Entry Interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Registrar or by the Common Depositary at the direction of the Trustee to reflect such increase.
The Company shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning 10 days before any selection of Securities to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.
Section 2.09 Replacement Securities.
If any mutilated Security is surrendered to the Trustee or the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee or Authenticating Agent, upon receipt of a Company Order, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any Authenticating Agent from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security (including, with limitation, attorneys' fees and disbursements in replacing such Security). In the event any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company may pay such Security instead of issuing a new Security in replacement thereof.
Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.
The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 2.10 Outstanding Securities.
The Securities outstanding at any time are all the Securities authenticated by the Trustee or Authenticating Agent except for those canceled by the Trustee, those delivered to the Trustee for cancellation, those reductions in the interest in a Global Security effected by the Registrar in accordance with the provisions hereof, and those described in this Section 2.10 as not outstanding. Except as set forth in Section 2.11 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security. Subject to the foregoing, in determining whether the Holders of the requisite principal amount of outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, (including, without limitation, determinations pursuant to Articles 6 and 9 hereof), only Securities outstanding at the time of such determination shall be considered in any such determination.
If a Security is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Domestic Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.11 When Securities Disregarded.
For purposes of determining whether the Holders of the requisite principal amount of Securities have taken any action under this Indenture, Securities owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
Section 2.12 Temporary Securities.
Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee or Authenticating Agent, upon receipt of a Company Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee or Authenticating Agent shall authenticate definitive Securities in exchange for temporary Securities.
Holders of temporary Securities shall be entitled to all of the benefits of this Indenture as permanent Securities.
Section 2.13 Cancellation.
The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Securities (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Securities shall be delivered to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.14 Payment of Interest.
Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, even if such Securities are canceled after such applicable Regular Record Date and on or before such applicable Interest Payment Date, except as otherwise provided in this Section 2.14 with respect to Defaulted Interest.
If the Company defaults in a payment of interest on the Securities which is payable ("Defaulted Interest"), it shall pay the Defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the Defaulted Interest, to the Persons who are Holders on a subsequent Special Record Date, in each case at the rate provided in the Securities. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Securities and the date of the proposed payment. The Company shall fix or cause to be fixed each such Special Record Date and payment date, provided that no such Special Record Date shall be less than 10 days prior to the related payment date for such Defaulted Interest. At least 15 days before the Special Record Date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail, or deliver electronically if the Securities are held by any depositary in accordance with such depositary's customary procedures, to Holders a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid.
Subject to the foregoing provisions of this Section 2.14 and Section 2.08 hereof, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
Section 2.15 Persons Deemed Owners.
The Company, the Trustee and any agent of the Company or the Trustee will treat the registered Holders of the Global Securities (e.g., Euroclear or Clearstream (or their respective nominees)) as the owner thereof for the purpose of receiving payments and for all other purposes.
Consequently, none of the Company, the Trustee, the Paying Agent or any of their respective agents has or will have any responsibility or liability for (a) any aspect of the records of Euroclear, Clearstream or any participant or indirect participant relating to, or payments made on account of, a Book Entry Interest or for maintaining, supervising or reviewing the records of Euroclear or Clearstream or any participant or indirect participant relating to, or payments made on account of, a Book Entry Interest, (b) Euroclear, Clearstream or any participant or indirect participant or (c) the records of the Common Depositary.

Payments by participants to owners of Book Entry Interests held through participants are the responsibility of such participants.  None of the Company, the Trustee or the Paying Agent will have any responsibility, or be liable, for any aspect of the records relating to Book Entry Interests, nor the action or inaction of Euroclear, Clearstream or any common depositary.
Ownership of the Global Securities will be evidenced through registration from time to time at the registered office of the Registrar, and such registration is a means of evidencing title to the Securities.
Section 2.16 Computation of Interest.
The Company will calculate the amount of interest payable on the Securities on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Securities (or the Issue Date (or, with respect to any Additional Securities, the date of issuance thereof) if no interest has been paid on the Securities), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. If the date on which a payment of interest or principal on the Securities is scheduled to be paid is not a Business Day, then that interest or principal will be paid on the next succeeding Business Day but no further interest will be paid in respect of the delay in such payment.
Section 2.17 CUSIP Numbers, ISINs, Common Code numbers, etc.
The Company, in issuing the Securities, may use CUSIP numbers, ISINs, Common Code numbers and/or other identifying numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs, Common Code numbers and/or other identifying numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers, ISINs, Common Code numbers and/or other identifying numbers.
Section 2.18 Issuance of Additional Securities.
 The Company shall be entitled to issue Additional Securities under this Indenture, which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance, the date from which interest will accrue thereon and the issue price. The Initial Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under this Indenture.
With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:
(1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and
(2) the issue price, the issue date and the CUSIP numbers, ISINs, Common Code numbers and/or other identifying numbers of such Additional Securities.
Section 2.19 Payment of Additional Amounts.
All payments of principal and interest on the Securities by or on behalf of the Company will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge (and any interest, penalties and additions with respect thereto) unless required by applicable law or the official interpretation or administration thereof. If any such withholding or deduction is required or imposed by the United States (or any political subdivision or taxing authority thereof or therein having power to tax), the Company will, subject to the exceptions and limitations set forth below, pay such additional amounts ("Additional Amounts") as are necessary in order that the net payment by the Company of the principal of and interest on the Securities to a Non-U.S. Holder, after such withholding or deduction (including any withholding or deduction imposed on such Additional Amounts) imposed by the United States (or any political subdivision or taxing authority thereof or therein having power to tax), will not be less than the amount provided in the Securities to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

(1) to the extent any tax, assessment or other governmental charge is imposed by reason of the Holder (or the beneficial owner for whose benefit such Holder holds such Security), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary Holder, being considered as:

(a) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Securities, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States or being or having been present in the United States;

(c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes, a corporation that has accumulated earnings to avoid United States federal income tax, or a foreign tax exempt organization with respect to the United States;

(d) being or having been a "10-percent shareholder" of the Company as defined in section 871(h)(3) of the Code or any successor provision; or

(e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code or any successor provision;

(2) to any Holder that is not the sole beneficial owner of the Securities, or a portion of the Securities, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3) to the extent any tax, assessment or other governmental charge would not have been imposed but for the failure of the Holder or any other person (a) to provide a properly completed and executed Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI or Form W-8IMY (and related documentation), as applicable, or any subsequent version thereof or successor thereto or (b) upon receiving a reasonable prior written notice, to otherwise comply with any applicable certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Securities, if compliance is required by statute or regulation of the United States or by any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to partial or complete exemption from such tax, assessment or other governmental charge;

(4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or a Paying Agent from the payment;

(5) to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge, or excise tax imposed on the transfer of Securities;

(6) to any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment on any Security, if such payment could have been made without such withholding by at least one other reasonably available Paying Agent;

(7) to the extent any tax, assessment or other governmental charge would not have been imposed but for the presentation by the Holder of any Security, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(8) to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(9) in the case of any combination of items (1), (2), (3), (4), (5), (6), (7) and (8).

The Securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Securities. Except as specifically provided in this Section 2.19, the Company will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used in this Section 2.19 and in Section 3.06, the term "United States" means the United States of America, the states of the United States, and the District of Columbia.

Wherever in this Indenture or the Securities there is mentioned, in any context:

(1) the payment of principal;

(2) redemption prices or purchase prices in connection with a redemption or purchase of Securities;

(3) interest; or

(4) any other amount payable on or with respect to any of the Securities;

such reference shall be deemed to include payment of Additional Amounts as described in this Section 2.19 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 2.20 Prescription.
Claims against the Company for the payment of principal or Additional Amounts, if any, of the Securities, will be prescribed ten years after the applicable due date for payment thereof. Claims against the Company for the payment of interest, if any, of the Securities, will be prescribed five years after the applicable due date for payment of interest.
ARTICLE 3.
REDEMPTION AND PREPAYMENT
Section 3.01 Right to Redeem; Notices to Trustee.
Except as set forth in Paragraph 5 of the Securities set forth in Exhibit A and this Article 3, the Company will not be entitled to redeem the Securities at its option prior to their Stated Maturity.
If the Company elects to redeem Securities, it shall furnish to the Trustee, at least 10 days (or such shorter period as may be acceptable to the Trustee) but not more than 60 days before a Redemption Date, written notice of such redemption accompanied with an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Securities to be redeemed and (iv) the Redemption Price. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 10 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.
The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Securities and may at any time and from time to time acquire Securities by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of this Indenture.
Section 3.02 Selection of Securities to Be Redeemed.
If the Company is redeeming less than all of the Securities at any time, the Registrar will select Securities to be redeemed on a pro rata basis (or as nearly pro rata as practicable in accordance with the applicable procedures of Euroclear and Clearstream or the Common Depositary) unless otherwise required by law or the applicable procedures of Euroclear and Clearstream or the Common Depositary. In any case, the principal amount of a Security remaining outstanding after a redemption in part shall be €100,000 or an integral multiple of €1,000 in excess thereof.
The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.
In the event that any Global Security (or any portion thereof) is redeemed, Euroclear and/or Clearstream, as applicable, will redeem an equal amount of the Book Entry Interests in such Global Security from the amount received by them in respect of the redemption of such Global Security. The Redemption Price payable in connection with the redemption of such Book Entry Interests will be equal to the amount received by Euroclear and Clearstream, as applicable, in connection with the redemption of such Global Security (or any portion thereof).
Section 3.03 Notice of Redemption to Holders.
At least 10 but not more than 60 days before a Redemption Date, the Company will mail or cause to be mailed, or delivered electronically if held by any depositary in accordance with such depositary's customary procedures, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address. Any redemption may, at the Company's option, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company's discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered (or delivered electronically if the Securities are held by any depositary)) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed, or such notice may be rescinded at any time in the Company's discretion if in the good faith judgment of the Company any or all of such conditions will not be satisfied or waived.
The notice shall identify the Securities to be redeemed and shall state:
(a) the Redemption Date;
(b) the Redemption Price and the amounts of accrued and unpaid interest to the Redemption Date;
(c) if less than all the outstanding Securities are to be redeemed, the identification (and in the case of partial redemption, the portion of the principal amount) of the particular Security to be redeemed;
(d) that, after the Redemption Date upon cancellation of such Security, a new Security or Securities in principal amount equal to the unredeemed portion, if any, of the original Security shall be issued in the name of the Holder thereof upon cancellation of the original Security;
(e) the name and address of the Paying Agent;
(f) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest;
(g) that, unless the Company defaults in making such redemption payment, interest, if any, on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;
(h) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and
(i) that no representation is made as to the correctness or accuracy of the CUSIP number, ISIN, Common Code number and/or other identifying number, if any, listed in such notice or printed on the Securities.
The Company may provide in any notice of redemption that payment of the Redemption Price and accrued and unpaid interest, if any, and the performance of the Company's obligations with respect to such redemption may be performed by another Person.
At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03.
Notwithstanding the foregoing, a notice of redemption may be mailed, or delivered electronically, more than 60 days prior to the Redemption Date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture.
Section 3.04 Effect of Notice of Redemption.
Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in such notice. A notice of redemption may be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date; provided, however, that if the Redemption Date is on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest in respect of the Securities subject to redemption shall be paid on the Redemption Date to the Person in whose name the Securities are registered at the close of business on such Regular Record Date and no additional interest will be payable to Holders whose Securities are subject to redemption by the Company. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
Section 3.05 Deposit of Redemption Price.
Prior to 10:00 a.m. London time on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Domestic Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and (unless the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest to, but not including the Redemption Date on the Securities or portions thereof to be redeemed on such date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Securities to be redeemed.
If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities.
Section 3.06 Redemption for Tax Reasons.
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) or treaties of the United States (or any political subdivision or taxing authority thereof or therein having power to tax), or any change in, or amendments to, the application, interpretation, administration or enforcement of such laws, regulations, treaties or rulings (including a holding by a court of competent jurisdiction in the United States), which change or amendment is enacted, adopted, announced or becomes effective on or after the date of the Offering Memorandum, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, the Company will become obligated to pay additional amounts as described in Section 2.19 with respect to the Securities, then the Company may at any time at its option redeem, in whole, but not in part, the Securities on not less than 30 nor more than 60 days prior notice, at a Redemption Price equal to 100% of their principal amount, together with accrued and unpaid interest on those Securities, if any, to, but not including, the date fixed for redemption.

Section 3.07 Securities Redeemed in Part.
Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee or Authenticating Agent shall authenticate for the Holder (at the expense of the Company) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.
ARTICLE 4.
COVENANTS
Section 4.01 Payment of Securities.
The Company shall pay or cause to be paid the principal of, premium, if any, on and interest on the Securities on the dates and in the manner provided in the Securities. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Domestic Subsidiary thereof, holds as of 10:00 a.m. London time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
Section 4.02 Maintenance of Office or Agency.
The Company shall maintain an office or agency (which may be an office of the Trustee, an affiliate of the Trustee or the Registrar) where the Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Company also may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each place of payment for the Securities for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company.
Section 4.03 SEC Reports.
(a) So long as the Securities are outstanding the Company will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the Securities are outstanding the Company will file with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations.
(b) Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the Trustee and the Holders of the Securities if the Company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.
(c) In addition, for so long as any Securities remain outstanding, the Company will furnish to the Holders and to prospective investors, upon their request, in each case, if the Resale Restriction Termination Date has not occurred, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Section 4.04 Compliance Certificate.
The Company shall deliver to the Trustee, (a) within 120 days after the end of each fiscal year, an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and indicating whether the signers know of any Default that occurred during the previous year and (b) within 30 days after becoming aware of the occurrence thereof, written notice of any event which would constitute a Default hereunder, its status and what action the Company is taking or proposes to take in respect thereof.
Section 4.05 Reserved.
Section 4.06 Reserved.
Section 4.07 Reserved.
Section 4.08 Reserved.
Section 4.09 Reserved.
Section 4.10 Limitation on Liens.
The Company will not, nor will the Company permit any of its Domestic Subsidiaries to, create, incur or assume any Lien (other than Permitted Liens) upon any Principal Property or upon the Capital Stock or Indebtedness of any of its Subsidiaries, in each case to secure Indebtedness for borrowed money of the Company, any Subsidiary or any other Person, without making effective provision whereby any and all Securities then or thereafter outstanding will be secured by a Lien equally and ratably with or prior to any and all Indebtedness for borrowed money thereby secured for so long as any such Indebtedness for borrowed money shall be so secured. Any Lien created for the benefit of the Holders of the Securities pursuant to the preceding sentence will provide by its terms that such Lien will be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.
Section 4.11 Limitation on Sale/Leaseback Transactions.
The Company will not, and will not permit any Domestic Subsidiary to, enter into any Sale/Leaseback Transaction other than (a) a Sale/Leaseback Transaction in respect of which the Attributable Debt does not, when taken together with the Attributable Debt as of such date with respect to all other Sale/Leaseback Transactions entered into pursuant to this clause (a), exceed the greater of (i) $90.0 million and (ii) 1.0% of Total Assets, calculated as of the date on which such Sale/Leaseback Transaction is consummated (each such Sale/Leaseback Transaction entered into pursuant to this clause (a), a "Permitted Sale/Leaseback"), (b) any Sale/Leaseback Transaction so long as the Company or such Domestic Subsidiary would be entitled to create a Lien on such Principal Property securing the Attributable Debt with respect to such Sale/Leaseback Transaction without equally and ratably securing the Securities pursuant to Section 4.10 and (c) any Sale/Leaseback Transaction of which the net proceeds received by the Company or any Domestic Subsidiary are at least equal to the fair market value (as determined by the Board of Directors) of such Principal Property and are applied by the Company or such Domestic Subsidiary, as applicable, within 365 days after the sale of such Principal Property in connection with which such Sale/Leaseback Transaction is completed, to either (or in combination of) (i) the prepayment, repayment, redemption or purchase of the Securities, Indebtedness of the Company that is pari passu in right of payment to the Securities or Indebtedness (other than any Disqualified Stock) of a Subsidiary (other than Indebtedness owed to the Company or an Affiliate of the Company ) or (ii) the purchase, construction, development, expansion or improvement of Additional Assets.
Section 4.12 Reserved.
Section 4.13 Reserved.
Section 4.14 Reserved.
Section 4.15 Stay and Extension Laws.
The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power therein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
ARTICLE 5.
SUCCESSORS
Section 5.01 Merger, Consolidation, or Sale of Assets.
The Company will not consolidate with or merge with or into, or convey, transfer, lease or otherwise dispose of in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to, any Person, unless:
(a) the resulting, surviving or transferee Person (the "Successor Company") is a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;
(b) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an Obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be continuing; and
(c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or other disposition and such supplemental indenture (if any) comply with this Indenture.
Notwithstanding the foregoing, clause (3) will not be applicable to the Company merging, consolidating or amalgamating with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.
For purposes of this Section 5.01, the conveyance, transfer, lease or other disposition of all or substantially all of the assets of one or more Subsidiaries, which assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the assets of the Company on a consolidated basis, will be deemed to be the conveyance, transfer, lease or other disposition, as applicable, of all or substantially all of the assets of the Company.
Section 5.02  Successor Company Substituted.
The Successor Company, if not the Company, will be the successor to the Company and will succeed to and be substituted for the Company, and may exercise every right and power of the Company under this Indenture, and the Company, except in the case of a lease, will be released from all obligations under the Securities and this Indenture, including, without limitation, the Obligation to pay the principal of and interest on the Securities.
Notwithstanding anything to the contrary provided herein, this Article 5 will not apply to a conveyance, transfer, lease or other disposition of assets between or among the Company and any Subsidiary.
Section 5.03 Reserved.
ARTICLE 6.
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.
Each of the following is an event of default (each, an "Event of Default"):
(a) a default in the payment of interest on the Securities when due, continued for 30 days;
(b) a default in the payment of principal of, or premium, if any, on, any Security when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;
(c) the failure by the Company to comply for 30 days after notice with its obligations under Article 5;
(d) the failure by the Company to comply for 45 days after notice with any of its obligations under Article 10 (other than a failure to purchase Securities);
(e) the failure by the Company or any Domestic Subsidiary to comply for 60 days after notice with its other covenants, obligations, warranties or agreements contained in this Indenture;
(f) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total principal amount of such Indebtedness unpaid or accelerated exceeds $75.0 million;
(g) (A) the Company or any Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its assets or (iv) makes a general assignment for the benefit of its creditors, or (B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Subsidiary in an involuntary case, (ii) appoints a custodian of the Company or any Significant Subsidiary or for all or substantially all of the assets of the Company or any Significant Subsidiary, or (iii) orders the liquidation of the Company or any Significant Subsidiary; or
(h) a final, non-appealable judgment or order is rendered against the Company or any Significant Subsidiary, which requires the payment in money by the Company or any Significant Subsidiary either individually or in the aggregate, of an amount (to the extent not covered by insurance) in excess of $75.0 million and such judgment or order remains unsatisfied, undischarged, unvacated, unbonded and unstayed for 60 days.
However, a default under clauses (c), (d) and (e) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (c), (d) and (e) after receipt of such notice.
Section 6.02 Acceleration.
If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) of Section 6.01 hereof occurs and is continuing, the principal of and interest on all the Securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Securities. The Holders of a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee may on behalf of all of the Holders of Securities rescind an acceleration with respect to the Securities and its consequences if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.
Section 6.03 Other Remedies.
If an Event of Default with respect to Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, on and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04 Waiver of Past Defaults.
Holders of not less than a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may on behalf of the Holders of all of the Securities waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, on or interest on the Securities (including in connection with an offer to repurchase) (provided, however, that pursuant to Section 6.02 of this Indenture the Holders of a majority in aggregate principal amount of the then outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05 Control by Majority.
Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Security or that would involve the Trustee in personal liability.
Section 6.06 Limitation on Suits.
Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Security may pursue any remedy with respect to this Indenture or the Securities unless:
(a) such Holder has previously given the Trustee notice that an Event of Default is continuing;
(b) Holders of at least 25% in principal amount of the outstanding Securities have requested in writing the Trustee to pursue the remedy;
(c) such Holders have offered the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;
(d) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
(e) Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.
A Holder of any Security may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
Section 6.07 Rights of Holders of Securities to Receive Payment.
Notwithstanding any other provision of this Indenture, any Holder of the Securities shall have the right to bring suit for the payment of principal of, premium, if any, on and interest (including Additional Amounts) on its Security, on or after the respective due dates expressed or provided for in such Security (including in connection with an offer to repurchase).
Section 6.08 Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any on, and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09 Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10 Priorities.
If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders of Securities for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any and interest, respectively; and
Third: to the Company or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.
Section 6.11 Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.
ARTICLE 7.
TRUSTEE
Section 7.01 Duties of Trustee.
(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs. Other than with respect to an Event of Default in the payment when due of interest or an Event of Default in the payment when due of principal of or premium, the Trustee shall not be deemed to have knowledge of Events of Default unless a Responsible Officer has actual knowledge or receives written notice of such Event of Default in accordance with Section 11.02 and such notice references the Securities and this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders of Securities, unless such Holders has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of this Indenture.
(b) With respect to the Securities, except during the continuance of an Event of Default with respect to the Securities:
(i)
the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)
in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)	this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(ii)	the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02 Rights of Trustee.
(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct or gross negligence.
(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of the Securities unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the loss, liability or expense that might be incurred by it in compliance with such request or direction.
(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(h) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
Section 7.03 Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. If, however, the Trustee acquires any conflicting interest, it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee must also comply with Sections 7.10 and 7.11 hereof.
Section 7.04 Trustee's Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.
Section 7.05 Notice of Defaults.
If a Default occurs and is continuing with respect to the Securities and the Trustee has notice of such Default as described in Section 7.01(a) hereof, the Trustee will mail to each Holder of Securities a notice of the Default within 90 days after it occurs; provided, however, that in any event the Trustee shall not be required to mail such notice until 10 days after a Responsible Officer of the Trustee receives notice of such Default as described in Section 7.01(a) hereof. Except in the case of a Default or Event of Default in the payment of principal of or interest on any Security, the Trustee may withhold notice if and so long as a committee of its Responsible Officers determines that withholding notice is in the best interests of the Holders of the Securities.
Section 7.06 Reserved
Section 7.07 Compensation and Indemnity.
The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.
Except as otherwise provided in this Section 7.07, the Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its willful misconduct or gross negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which a Responsible Officer has received notice and for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company has been materially prejudiced by such failure. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.
To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, on and interest on particular Securities.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.08 Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.
The Trustee may resign in writing at any time by notifying the Company in writing at least 10 days prior to the date of the proposed resignation and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(a) the Trustee fails to comply with Section 7.10 hereof;
(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c) a custodian or public officer takes charge of the Trustee or its property; or
(d) the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
Section 7.09 Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any State thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.
Section 7.11 Preferential Collection of Claims Against Company.
The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
ARTICLE 8.
 DISCHARGE OF INDENTURE; DEFEASANCE
Section 8.01 Discharge of Liability on Securities; Defeasance.
(a) This Indenture will be discharged and will cease to be of further effect as to all outstanding Securities when:
(i) either (A) all the Securities theretofore authenticated and delivered (other than Securities pursuant to Section 2.09 which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year or (3) have been called for redemption by reason of the mailing (or delivery electronically) of a notice of redemption or otherwise and will become due and payable within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee or Paying Agent, as applicable, Euros, European Government Obligations or a combination thereof, in each case, in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any,  interest on and Additional Amounts, if any, in respect of the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee or the Paying Agent, as applicable, to apply such funds to the payment thereof at redemption or maturity, as the case may be, provided that, with respect to any redemption that requires the payment of the Applicable Premium, the amount deposited will be sufficient for purposes of this Indenture to the extent that an amount is so deposited with the Trustee or Paying Agent, as applicable, equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit on the Redemption Date only required to be deposited with the Trustee on or prior to the Redemption Date;
(ii) the Company has paid all other sums payable under this Indenture; and
(iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied or waived.
(b) Subject to Section 8.01(c), the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("Legal Defeasance") or (ii) its obligations under Article 10, Sections 4.03, 4.10, 4.11 and Sections 6.01(f), 6.01(g) (with respect to Significant Subsidiaries only) and 6.01(h) ("Covenant Defeasance"). The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.
If the Company exercises its Legal Defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its Covenant Defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e) (with respect to all obligations described in Sections 4.03, 4.10 and 4.11), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries only) or 6.01(h).
Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
(c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.
Section 8.02 Conditions to Legal or Covenant Defeasance.
In order to exercise either its Legal Defeasance option or its Covenant Defeasance option:
(a) the Company must irrevocably deposit in trust (the "Defeasance Trust") with the Trustee or Paying Agent, as applicable, Euros, European Government Obligations or a combination thereof, in each case, in such amounts as will be sufficient, as evidenced by an Officers' Certificate, for the payment of principal of, premium, if any, on, interest on and Additional Amounts, if any, in respect of the outstanding Securities to the applicable Redemption Date or Stated Maturity, as the case may be (provided that, with respect to any redemption that requires the payment of the Applicable Premium, the amount deposited will be sufficient for purposes of this Indenture to the extent that an amount is so deposited with the Trustee or Paying Agent, as applicable, equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit on the Redemption Date only required to be deposited with the Trustee on or prior to the Redemption Date);
(b) in the case of an exercise of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the date this Indenture was first executed, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding Securities will not recognize income, gain or loss for United States federal  income tax purposes as a result of such Defeasance Trust and Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance Trust and Legal Defeasance had not occurred;
(c) in the case of an exercise of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the holders of the outstanding Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Defeasance Trust and Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance Trust and Covenant Defeasance had not occurred; and
(d) the Legal Defeasance or Covenant Defeasance, as applicable, shall not result in or constitute a Default or Event of Default under this Indenture.
Section 8.03 Deposited Euros and European Government Obligations to be Held in Trust.
Subject to Section 8.04 hereof, all Euros and European Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to this Article 8 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Domestic Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such discharged or defeased Securities, as the case may be, of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
Section 8.04 Repayment to Company.
Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any Euros or European Government Obligations held by it as provided in Section 8.02 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, on or interest on any Securities and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Securities shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 8.05 Indemnity for European Government Obligations.
The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Euros or European Government Obligations deposited pursuant to this Article 8 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities so discharged or defeased.
Section 8.06 Reinstatement.
If the Trustee or Paying Agent is unable to apply any Euros or European Government Obligations in accordance with this Article 8 by reason of any legal proceeding or order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article 8; provided, however, that, if the Company makes any payment of principal of, premium, if any, on or interest on any such Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01 Without Consent of Holders of Securities.
The Company and the Trustee at any time and from time to time may amend this Indenture or enter into one or more indentures supplemental hereto without the consent of any Holder of a Security for any of the following purposes:
(1) to cure any ambiguity, omission, defect or inconsistency;
(2) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture and the Securities;
(3) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);
(4) to add any additional Events of Default with respect to the Securities;
(5) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance or discharge of the Securities pursuant to Article 8; provided, however, that any such action shall not adversely affect the interests of the Holders of the Securities;
(6) to add Guarantees with respect to the Securities or to secure the Securities;
(7) to add to the covenants of the Company or a Subsidiary for the benefit of the Holders of the Securities or to surrender any right or power herein conferred on the Company or any Subsidiary;
(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;
(9) to make any change that does not adversely affect the rights of any Holder of Securities;
(10) to conform the text of this Indenture or the Securities to any provision of the "Description of the Notes" section of the Offering Memorandum to the extent that such provision in the "Description of the Notes" section of the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture or the Securities; or
(11) to provide for the issuance of Additional Securities in accordance with the limitations set forth in this Indenture.
Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
After an amendment under this Section 9.01 becomes effective, the Company shall mail, or deliver electronically if held by any depositary in accordance with such depositary's customary procedures, to the Holders of Securities a notice briefly describing such amendment. Any failure of the Company to mail such notice, or any defect therein, will not in any way impair or affect the validity of the amendment.
Section 9.02 With Consent of Holders of Securities.
Except as provided below in this Section 9.02, the Company and the Trustee may amend this Indenture or the Securities with the consent of the Holders of a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities), and, subject to Sections 6.04 and 6.07 hereof and except as otherwise provided below in this Section 9.02, any existing Default or Event of Default with respect to the Securities (other than a Default or Event of Default in the payment of the principal of, premium, if any, on, interest on or Additional Amounts, if any, in respect of the Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provisions of this Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange for the Securities).
Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
The consent of the Holders of Securities under this Section 9.02 is not necessary to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture or the Securities by any Holder given in connection with a tender or exchange of such Holder's Securities will not be rendered invalid by such tender or exchange.
After an amendment under this Section 9.02 becomes effective, the Company shall mail, or deliver electronically if held by any depositary in accordance with such depositary's customary procedures, to the Holders of Securities a notice briefly describing such amendment. However, any failure of the Company to give such notice to all Holders of the Securities, or any defect therein, shall will impair or affect the validity of the amendment.
For the avoidance of doubt, no amendment to, or deletion of any of the covenants described in Sections 4.03, 4.10 or 4.11 or Article 5, or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to amend the right of any Holder of the Securities to bring suit for the payment of principal, premium, if any, and interest (including Additional Amounts) on its Securities.
Notwithstanding anything provided herein or otherwise, without the consent of Holders of at least 90% of the aggregate principal amount of the outstanding Securities (including consents obtained in connection with a tender offer or exchange for the Securities), an amendment or waiver under this Section 9.02 may not, with respect to any Security held by a non-consenting Holder:
(1) reduce the aggregate principal amount of Securities the Holders of which must consent to an amendment or waiver;
(2) reduce the rate of or extend the time for payment of interest on any Security;
(3) reduce the principal of or extend the Stated Maturity of any Security;
(4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed as described under Paragraph 5 of the Securities set forth on Exhibit A and (solely as it may relate to a redemption of the type described under Paragraph 5 of the Securities as set forth on Exhibit A) Article 3 above; provided that the notice period for redemption may be reduced to not less than three (3) New York Business Days with the consent of the Holders of a majority in principal amount of the Securities then outstanding if a notice of redemption has not prior thereto been sent to such Holders;
(5) make any Security payable in money other than that stated in the Security (except as provided for by Section 2.06);
(6) amend the right of any Holder of the Securities to bring suit for the payment of principal, premium, if any, and interest (including Additional Amounts) on its Securities, on or after the respective due dates expressed or provided for in such Securities; or
(7) make any change in the ranking or priority of any Security that would adversely affect the Holders of the Securities.
Notwithstanding anything herein or otherwise, the provisions under this Indenture relative to the Company's obligation to make any offer to repurchase the Securities as a result of a Change of Control Triggering Event pursuant to Article 10 hereof may be waived or modified with the written consent of the Holders of a majority in principal amount of the Securities.
Section 9.03 Reserved.
Section 9.04 Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.05 Notation on or Exchange of Securities.
The Trustee or Authenticating Agent may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee or Authenticating Agent shall, upon receipt of a Company Order, authenticate new Securities that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06 Trustee to Sign Amendments, etc.
The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
Section 9.07 Effect of Supplemental Indentures.
Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except to the extent otherwise set forth thereon.
ARTICLE 10.
CHANGE OF CONTROL TRIGGERING EVENT
(a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Securities as set forth in Paragraph 5 of the Securities set forth in Exhibit A and Article 3 above or has defeased the Securities as set forth in Section 8.01, each Holder of Securities shall have the right to require that the Company repurchase all or any part (equal to €100,000 or  an integral multiple of €1,000 in excess thereof) of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of registered Holders of Securities on the relevant record date to receive interest due on the relevant date of repurchase).
(b) Within 30 days following any Change of Control Triggering Event, unless the Company has exercised its right to redeem the Securities as set forth in Paragraph 5 of the Securities set forth in Exhibit A and Article 3 above or has defeased the Securities as set forth in Section 8.01, the Company will cause a notice to be mailed, or delivered electronically if held by any depositary in accordance with such depositary's customary procedures, to each Holder of Securities at its registered address (the "Change of Control Offer") (with a copy to the Trustee and the Paying Agent) stating:
(1)
that a Change of Control Triggering Event has occurred, the transaction or transactions that constitute the Change of Control Triggering Event and that such Holder has the right to require the Company to repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of registered Holders of the Securities on the relevant record date to receive interest due on the relevant date of purchase);

(2)	the repurchase date (which shall be no earlier than 10 days nor later than 60 days from the date such notice is mailed, or delivered electronically); and
(3)	the instructions, as determined by the Company, consistent with this Article 10, that a Holder of Securities must follow in order to have its Securities purchased.
(c) The Company will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (ii) the Company has exercised its right to redeem the Securities as described in Paragraph 5 of the Securities set forth in Exhibit A and Article 3 above unless and until there is a default in payment of the applicable Redemption Price or has defeased the Securities as set forth in Section 8.01.
(d) Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, and be conditional upon such Change of Control Triggering Event, if a definitive agreement is in place in respect of the Change of Control at the time of making of the Change of Control Offer.
(e) If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 days' nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but not including the Redemption Date for the Securities (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).
(f) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article 10, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Article 10 by virtue of its compliance with such securities laws or regulations.
(g) Reserved.
(h) Holders electing to have a Security repurchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice prior to the repurchase date. The Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the repurchase date a telegram, telex, facsimile transmission or letter sent to the address specified in Section 11.02 or set forth in the notice described in Article 10(b) setting forth the name of the Holder, the principal amount of the Security which was delivered for repurchase by the Holder and a statement that such Holder is withdrawing his election to have such Security repurchased. Holders whose Securities are repurchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.
(i) Securities repurchased by the Company pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and canceled at the option of the Company. Securities repurchased by a third party pursuant to the preceding clause (c)(i) will have the status of Securities issued and outstanding.

ARTICLE 11.
MISCELLANEOUS
Section 11.01 Reserved.
Section 11.02 Notices.
Any notice or communication by the Company or the Trustee to the other is duly given if in writing and sent electronically or delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:
If to the Company:

PVH Corp.
 200 Madison Avenue
New York, NY 10016
Facsimile: (212) 381-3993
Attention: General Counsel
If to the Trustee:

U.S. Bank National Association
Two Midtown Plaza
1349 W. Peachtree Street, Suite 1050
Atlanta, GA 30309
Facsimile: (404) 898-2467
 Attention: Stephanie Cox
If to the Paying Agent and/or Authenticating Agent:
Elavon Financial Services DAC, UK Branch
 125 Old Broad Street
London
EC2N-1AR
United Kingdom
Facsimile: 44 (0)207 365 2577
Attention: MBS Relationship Management
If to the Transfer Agent and/or Registrar:
Elavon Financial Services DAC
2nd Floor
Block E
Cherrywood Science & Technology Park
Loughlinstown, Co. Dublin
Ireland
Facsimile: 44 (0)207 365 2577
Attention: MBS Relationship Management
The Company, Trustee, Paying Agent, Transfer Agent or Registrar, by notice to the others may designate additional or different addresses for subsequent notices or communications.
Any notice or communication to a Holder shall be mailed or sent electronically or by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Section 11.03 Reserved.
Section 11.04 Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (and, in the case of the authentication of Securities by the Authenticating Agent, to the Authenticating Agent) at the request of the Trustee:
(a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Section 11.05 Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:
(a) a statement that the Person making such certificate or opinion has read such covenant or condition;
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an Officer of the Company may be based insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion or representations is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Section 11.06 Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Transfer Agent or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 11.07 No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders.
No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary will have any liability for any obligations of the Company or any Subsidiary under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.
Section 11.08 Governing Law.
THIS INDENTURE AND THE SECURITIES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 11.09 No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 11.10 Successors.
All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of the Paying Agent in this Indenture shall bind its successors. All agreements of the Registrar or Transfer Agent in this Indenture shall bind its respective successors.
Section 11.11 Severability.
In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 11.12 Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 11.13 Table of Contents, Headings, etc.
The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following page]

SIGNATURES
Dated as of December 21, 2017

PVH CORP.
By: /s/ DANA M. PERLMAN
Name:	Dana M. Perlman
Title:	Treasurer, Senior Vice President, Business Development and Investor Relations

U.S. BANK NATIONAL ASSOCIATION, as
 Trustee
By: /s/ STEPHANIE COX
Name:	Stephanie Cox
Title:	Vice President

ELAVON FINANCIAL SERVICES DAC, UK BRANCH, as Paying Agent
By: /s/ LAURENCE GRIFFITHS
Name:	Laurence Griffiths
Title:	Authorised Signatory

By: /s/ MICHAEL LEONG
Name:	Laurence Griffiths
Title:	Authorised Signatory

ELAVON FINANCIAL SERVICES DAC, as Transfer Agent and Registrar
By: /s/ LAURENCE GRIFFITHS
Name:	Laurence Griffiths
Title:	Authorised Signatory

By: /s/ MICHAEL LEONG
Name:	Laurence Griffiths
Title:	Authorised Signatory

ELAVON FINANCIAL SERVICES DAC, UK BRANCH, as Authenticating Agent
By: /s/ LAURENCE GRIFFITHS
Name:	Laurence Griffiths
Title:	Authorised Signatory

By: /s/ MICHAEL LEONG
Name:	Laurence Griffiths
Title:	Authorised Signatory

Exhibit A
[Form of Face of Security]
[Global Securities Legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE COMMON DEPOSITARY, TO NOMINEES OF THE COMMON DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[Insert below Restricted Securities Legend if required pursuant to the terms of the Indenture]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS SECURITY IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT TO THE RECEIPT BY THE REGISTRAR OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE.
[Insert below definitive securities legend if required pursuant to the terms of the Indenture]
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[CUSIP___________]
[ISIN___________]
[Common Code___________]
€___________
[RULE 144A ][REGULATION S ][GLOBAL ]SECURITY
3.125% Senior Notes Due 2027
No.___
PVH CORP.

promises to pay to USB Nominees (UK) Limited or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in the [Global ]Security attached hereto on December 15, 2027.
Interest Payment Dates: June 15 and December 15, commencing on June 15, 2018.
Regular Record Dates: June 14 and December 14.
Dated: _______________, 20__.
PVH CORP.

By:
 Name:
 Title:
By:
 Name:
 Title:
This is one of the Securities referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
  as Trustee

[By: ,
as Authenticating Agent]

By:
 Authorized Signatory

3.125% Senior Notes Due 2027

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1. Interest.
PVH Corp., a Delaware corporation (herein the "Company", which term includes any Successor Company under the Indenture hereinafter referred to), for value received, hereby promises to pay to USB Nominees (UK) Limited the principal sum of €________  on December 15, 2027, and to pay interest thereon from [December 21, 2017] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually at a fixed rate, on June 15 and December 15 in each year, commencing [June 15, 2018], and at the Stated Maturity thereof, at the rate of 3.125% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate borne by the Securities on any overdue principal and premium and on any overdue installment of interest from the dates such amounts are due until they are paid or made available for payment. The Company will calculate the amount of interest payable on the Securities on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Securities (or the Issue Date (or, with respect to any Additional Securities, the date of issuance thereof)) if no interest has been paid on the Securities), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. If the date on which a payment of interest or principal on the Securities is scheduled to be paid is not a Business Day, then that interest or principal will be paid on the next succeeding Business Day but no further interest will be paid in respect of the delay in such payment.
2. Method of Payment.
The Company will pay interest on the Securities on each June 15 and December 15 to the Persons who are registered Holders of the relevant Securities at the close of business on the June 14 or December 14 immediately preceding the applicable Interest Payment Date, even if such Securities are canceled after such applicable Regular Record Date and on or before such applicable Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to Defaulted Interest.
The Company will make payments of any amounts owing in respect of the Global Securities (including principal, premium, if any, interest and any Additional Amounts) to the Paying Agent, and the Paying Agent will, in turn, make such payments to the Common Depositary or its nominee for Euroclear and Clearstream. The Common Depositary will distribute such payments to participants in accordance with their customary procedures. Payments on all Securities other than Global Securities will be made by the Company to the Paying Agent and the Paying Agent will make payment by check to the address provided by the Holder of such Securities or by wire transfer to those Holders that have provided wire instructions to the Company or Paying Agent. Subject to Section 2.06 of the Indenture, the principal of, premium, if any, and interest on, and all other amounts (including Additional Amounts, if any) payable in respect of, the Securities will be paid to Holders of interests in such Securities through Euroclear or Clearstream in Euro.
3. Paying Agent, Registrar, Transfer Agent and Common Depositary.
Initially, Elavon Financial Services DAC, UK Branch will act as Paying Agent and Elavon Financial Services DAC will act as Transfer Agent, Registrar and Common Depositary. The Company may change the Paying Agent, the Registrar or the Transfer Agent without prior notice to the Holders of the Securities. The Company or any of its Domestic Subsidiaries may act as Paying Agent, Transfer Agent or Registrar in respect of the Securities.
4. Indenture.
This Security is one of a duly authorized Securities of the Company issued and to be issued under an Indenture, dated as of December 21, 2017 (herein called the "Indenture"), among the Company, U.S. Bank National Association, as trustee (herein called the "Trustee" which term includes any successor trustee under the Indenture), Elavon Financial Services DAC, UK Branch, as Paying Agent and Authenticating Agent, and Elavon Financial Services DAC, as Transfer Agent and Registrar, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are unsecured unsubordinated obligations of the Company. The terms of the Securities include those stated in the Indenture, which will not be qualified under or be subject to the TIA. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5. Optional Redemption.
Prior to September 15, 2027 (three months prior to the maturity date for the Securities), the Company may redeem the Securities in whole at any time, or in part from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including the Redemption Date. The Trustee will have no obligation to confirm or verify the Applicable Premium.

In addition, on or after September 15, 2027 (three months prior to the maturity date for the Securities), the Company may redeem the Securities in whole at any time, or in part from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest to, but not including the Redemption Date.
If the Redemption Date is on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest in respect of the Securities subject to redemption will be paid on the Redemption Date to the Person in whose name the Security is registered at the close of business, on such Regular Record Date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Company.
Notwithstanding the foregoing, in connection with any tender offer for the Securities, if Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 but not more than 60 days' notice mailed, or delivered electronically if the Securities are held by any depositary, by the Company to each Holder of Securities, given not more than 30 days following such purchase date, to redeem or purchase, as applicable, all Securities that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the redemption or purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

6. Reserved.
7. Denominations, Transfer, Exchange.
The Securities will be issued in fully registered book-entry form, without coupons and in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
The Securities will initially be represented by one or more Global Securities. The Global Securities shall be deposited, on the Issue Date, with the Common Depositary and registered in the name of the Common Depositary or a nominee of the Common Depositary for the account of Euroclear or its successor and Clearstream or its successor.  Transfers of Book Entry Interests in such Global Securities may be effected only through records maintained by Euroclear and Clearstream and their participants, and ownership of a Book Entry Interest in such Global Security shall be required to be reflected in a book-entry.
Each Global Security is exchangeable for Definitive Securities only (1) if Euroclear or Clearstream notifies the Company that it is unwilling or unable to continue to act as depositary for the Securities and a successor depositary is not appointed by the Company within 120 days, (2) if the Company, at its option, notifies the Trustee and Paying Agent in writing that it elects to cause the issuance of Definitive Securities or (3) if the owner of a Book Entry Interest requests such exchange in writing delivered through Euroclear or Clearstream following an Event of Default and commencement of enforcement action under the Indenture; provided that in no event shall the Regulation S Global Securities be exchanged by the Company for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In such an event, the Company will issue Definitive Securities, registered in the name or names and issued in any approved denominations requested by or on behalf of Euroclear, Clearstream or the Common Depositary, as applicable (in accordance with their respective customary procedures and based upon directions received from participants reflecting the beneficial ownership of Book Entry Interests), and such Definitive Securities will bear the restrictive legend set forth in Section 2.08 of the Indenture, unless that legend is not required by the Indenture or applicable law. Should Definitive Securities be issued to individual Holders of the Securities, a Holder of Securities who, as a result of trading or otherwise, holds a principal amount of Securities that is less than the minimum denomination of Securities would be required to purchase an additional principal amount of Securities such that its holding of Securities amounts to the minimum specified denomination.
The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange (other than any exchange of a temporary Security for a permanent Security not involving any change in ownership or any exchange pursuant to Section 2.12 or 9.05 of the Indenture, not involving any transfer).
Upon any registration of transfer or exchange, the Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents.
8. Persons Deemed Owners.
The Company, the Trustee and any agent of the Company or the Trustee will treat the registered Holders of the Global Securities (e.g., Euroclear or Clearstream (or their respective nominees)) as the owner thereof for the purpose of receiving payments and for all other purposes.  Consequently, none of the Company, the Trustee, the Paying Agent or any of their respective agents has or will have any responsibility or liability for (a) any aspect of the records of Euroclear, Clearstream or any participant or indirect participant relating to, or payments made on account of, a Book Entry Interest or for maintaining, supervising or reviewing the records of Euroclear or Clearstream or any participant or indirect participant relating to, or payments made on account of, a Book Entry Interest, (b) Euroclear, Clearstream or any participant or indirect participant or (c) the records of the Common Depositary.
9. Amendment, Supplement and Waiver.
Subject to certain exceptions, the Company and the Trustee may amend the Indenture or the Securities with the consent of the Holders of a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities), and, subject to Sections 6.04 and 6.07 of the Indenture and except as otherwise provided in Section 9.02 of the Indenture, any existing Default or Event of Default with respect to the Securities (other than a Default or Event of Default in the payment of the principal of, premium, if any, on, interest on or Additional Amounts, if any, in respect of the Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provisions of the Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange for the Securities).
10. Defaults and Remedies.
If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  Notwithstanding the foregoing, if an Event of Default specified in clause (g) of Section 6.01 of the Indenture occurs and is continuing, the principal of and interest on all the Securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Securities.
11. Trustee Dealings with Company.
The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. If, however, the Trustee acquires any conflicting interest, it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee must also comply with Sections 7.10 and 7.11 of the Indenture.
12. No Recourse Against Others.
No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary will have any liability for any obligations of the Company or any Subsidiary under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.
13. Governing Law.
THE INDENTURE AND THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
14. Authentication.
This Security shall not be valid until authenticated by the manual or facsimile signature of the Trustee or Authenticating Agent.
15. Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
16. [CUSIP Numbers, ]ISINs, Common Code numbers, etc.
The Company has caused [CUSIP numbers, ]ISINs, Common Code numbers and/or other identifying numbers to be printed on the Securities. The Trustee shall use such [CUSIP numbers, ]ISINs, Common Code numbers and/or other identifying numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
PVH Corp.
200 Madison Avenue
New York, NY 10016
Attention: General Counsel

ASSIGNMENT FORM
To assign this Security, fill in the form below:
(I) or (we) assign and transfer this Security to:
(Insert assignee's legal name)

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)
and irrevocably appoint
 agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.
Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
 REGISTRATION OF TRANSFER RESTRICTED SECURITIES
This certificate relates to €_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.
The undersigned (check one box below):
☐
has requested the Registrar or Transfer Agent by written order to deliver in exchange for its beneficial interest in the Global Security held by the Common Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

☐	has requested the Register or Transfer Agent by written order to exchange or register the transfer of a Security or Securities.
In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to (x) the expiration of the period referred to in Rule 144 under the Securities Act after the later of the date of original issuance of such Security and the last date, if any, on which such Securities were owned by the Company or any affiliate of the Company or (y) such later date, if any, as may be required by applicable law, the undersigned confirms that such Securities are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	☐ to the Company; or
(2)	☐ to the Registrar for registration in the name of the Holder, without transfer; or
(3)	☐ pursuant to an effective registration statement under the Securities Act of 1933; or
(4)
☐ inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)
☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 903 or Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)
☐ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐ pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.
Unless one of the boxes is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company or the Registrar may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company or the Registrar have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.
Date:  Your Signature:
Signature Guarantee:
Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Registrar or Transfer Agent
Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Dated:
 NOTICE:  To be executed by an executive officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY
The initial outstanding principal amount of this Global Security is €_________. The following increases and decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Registrar or Common Depositary